SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☑	Preliminary information statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

NETFABRIC HOLDINGS, INC.
___________________________________________
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

* Cash Purchase Price of $500,000

Aggregate Purchase Price and value received by the Company equals $500,000.

Pursuant to Rule 0-11(c)(2), a fee of one-50th of one percent of the aggregate of the cash and the value of the securities (other than its own) and other property to be received by the registrant equals a fee of $33.34.

(4)	Proposed maximum aggregate value of transaction: $500,000.

(5)	Total fee paid: $33.34

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.: N/A

(3)	Filing Party: N/A

(4)	Date Filed: N/A

NETFABRIC HOLDINGS, INC.

299 Cherry Hill Road

Parsippany, NJ 07054

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

TO ALL STOCKHOLDERS:

This Information Statement is first being mailed on or about May __, 2009 to the holders of record of the common stock, par value $.001 (the “Common Stock”) of NetFabric Holdings, Inc. (“we”, “us” or the “Company”) as of the close of business on April 29, 2009 (the “Record Date”). This Information Statement relates to certain actions taken by the written consent of the holders of a majority of the Company's outstanding Common Stock, dated March 12, 2009 and April 27, 2009 (the “Written Consent”).

The Written Consent authorized, effective upon the 21st day following the mailing of this Information Statement to the Stockholders of the Company, the following:

(1) The acquisition of all of the outstanding shares of capital stock of NetFabric Technologies, Inc., d/b/a UCA Services, Inc., a New Jersey corporation and wholly-owned subsidiary of the Company (“UCA”), by Fortify Infrastructure Services, Inc., a Delaware corporation (“Fortify”), pursuant to an Option and Purchase Agreement, dated March 12, 2009 (the “Option Agreement”), by and among the Company, UCA and Fortify, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) (the “Stock Acquisition”);

(2) The amendment of the Company's Certificate of Incorporation, at any time on or before April 27, 2010 to effect a reverse stock split of the Company's issued Common Stock, on the basis of issuing one (1) share of Common Stock in exchange for each ten 10 shares of Common Stock (the “Reverse Stock Split”); and

(3) The amendment of the Company’s Certificate of Incorporation, at any time on or before April 27, 2010 to increase the authorized shares of Common Stock from 200,000,000 shares to 300,000,000 shares of Common Stock (the “Share Increase”) (the Stock Acquisition together with the Reverse Stock Split and the Share Increase, collectively referred to as the “Transactions”).

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (the “DGCL”) and the Company's Bylaws to approve the Transactions.  Accordingly, the Transactions shall not be submitted to the Company's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated there under, including Regulation 14C. This Information Statement also constitutes notice under Section 228 of the DGCL of the actions taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by calling the Company at (973) 537-0077, or by writing to us at 299 Cherry Hill Road, Parsippany, NJ 07054, Attn: Vasan Thatham.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: May [__], 2009

Fahad Syed, Chairman of the Board of Directors and Chief Executive Officer

SUMMARY TERM SHEET

The following summary highlights important information about the Stock Acquisition, discussed in greater detail elsewhere in this Information Statement.  The following may not contain all of the information concerning the Stock Acquisition. To more fully understand the Stock Acquisition, you should carefully read this entire Information Statement.

Summary

Pursuant to the terms of an Option Agreement by and among UCA, the Company and Fortify:

•
Within two (2) business days after receipt of written notification from the Company certifying the effectiveness of this Information Statement, Fortify will acquire all of the outstanding shares of UCA, for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000) payable twelve (12) months following the closing of the Option Agreement, less the amount of accrued and unpaid interest, if any, on that certain Convertible Promissory Note (the “Note”) by and among the Company, UCA and Fortify, dated March 12, 2009 (the “Purchase Price”).

•
The Purchase Price to be paid to the Company will be applied towards the Company’s working capital. In addition, simultaneous with the closing of the Stock Acquisition, Fortify will release the Company from its guarantees and obligations under that certain Convertible Note Purchase Agreement, the Note, Credit Agreement, Security Agreement and Stock Pledge Agreement by and among the Company, UCA and Fortify, dated March 12, 2009. The Company and certain employees of UCA will also be eligible to receive earn-out payments in connection with the closing of the Option Agreement based upon achievement of certain financial thresholds during a 24-month period following the closing.

The Parties to the Stock Acquisition

UCA SERVICES, INC.
299 Cherry Hill Road
Parsippany, NJ 07054
(973) 537-0077

UCA is headquartered in Parsippany, New Jersey. UCA provides IT Solutions and Services to a prestigious list of Fortune 500 companies with a specialty in mission critical applications and services for the financial services industry. UCA’s wide range of services and solutions includes designing and developing software applications, taking ownership of outsourced business processes, managed services and building integrated infrastructure systems. Enterprise clients rely on UCA to pull together the right products and services required as solutions to meet their technology.

NETFABRIC HOLDINGS, INC.
299 Cherry Hill Road
Parsippany, NJ 07054
(973) 537-0077

The Company is organized into two distinct divisions. NetFabric Holdings, Inc. is the holding company that houses the finance and administrative functions and is responsible for financing transactions and regulatory compliance activities. UCA provides IT services and solutions to a wide range of clients in the financial industry as well as the pharmaceutical, healthcare and hospitality sectors.

FORTIFY INFRASTRUCTURE SERVICES, INC.
2340A Walsh Avenue
Santa Clara, CA 95051
(408) 416-3237

Fortify is a leading global provider of comprehensive end-to-end IT infrastructure services and solutions. Fortify offers a unique global delivery model of innovative, high-quality, value-added services that enable organizations to attain sustainable competitive advantage.

On March 12, 2009, the Company and UCA closed a $5.0 million Note and a Credit Facility in the amount of $1.0 million ("Credit Facility") with Fortify. The closing of the Note and the Credit Facility completed the first of a two tranche closing with Fortify (the “Bridge Financing”). The Stock Acquisition represents the second tranche of the closing, whereby Fortify will purchase all of the outstanding shares of capital stock of UCA. Upon the closing of the Stock Acquisition, Fortify will control the operations of UCA and the Company will begin reporting as a shell company. The Company believes that UCA should enter into the Stock Acquisition in order for the Company to be relieved of its guarantees and obligations under the Bridge Financing.

The Stock Acquisition requires the approval of a majority of the outstanding shares of the Company’s Common Stock.

Regulatory Approvals

No federal or state regulatory approvals are required for the Transactions.

Reports, Opinions or Appraisals

No reports, opinions or appraisals have been received from any outside party with respect to the Transactions.

Past Contracts or Negotiations

There have been no contracts or negotiations by parties to the Transactions or their affiliates, during the period for which financial statements are presented.

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of Directors (the “Board”) of approval by Written Consent of the holders of a majority of the Company's Common Stock to approve the Transactions.

The Board believes it is in the best interests of the Company to approve the Transactions in order for (a) UCA to eliminate all of its outstanding debt and liabilities, (b) the Company to obtain adequate capital for its business operations, and (c) the Company to be released from its current guarantees and obligations under the Bridge Financing; and (d) the Company to have additional financing alternatives in the future; and (e) to maximize the value of the Company for its shareholders.

This Information Statement is being first sent to stockholders on or about May [___], 2009.  The Transactions will become effective following the twentieth (20) day after the mailing.

MEETING NOT REQUIRED

The Transactions were approved by the Written Consent. No further vote is required to approve the Transactions.  The Transactions will become effective following the twentieth (20) day after the mailing of this Information Statement to the stockholders of the Company.

FURNISHING INFORMATION

This Information Statement is being furnished to all holders of Common Stock of the Company.

PROPOSALS BY SECURITY HOLDERS

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

DISSENTERS’ RIGHTS OF APPRAISAL

Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to any of the Transactions, and the Company will not independently provide stockholders with any such right.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Transactions require the approval of a majority of the outstanding shares of Common Stock. Each holder of Common Stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on the Record Date, the day in which the Board of Directors of the Company adopted the resolution setting forth and recommending the Transactions. As of the Record Date, the Company had 97,053,044 shares of Common Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 14, 2009, for each person known by the Company to be the beneficial owner of more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Fred Nazem 44 East 73rd Street New York, New York 10021	23,279,527(1)	24.0%
Common Stock	Faisal Syed 12 Kings Brook Court Mendham, NJ 07945	13,238,462	13.6%
Common Stock	Mohamed Asif 53 Burnet Hill Road Livingston, NJ 07039	13,238,462	13.6%
Common Stock	Laurus Master Fund c/o Laurus Capital Management 335 Madison Avenue New York, NY 10017	5,221,393(2)	5.3%
Common Stock	Jeffrey Robinson Five Tomaselli Court Ballston Spa, NY 12020	4,832,476	5.0%

(1) Includes 6,592,212 shares held by the Fred F. Nazem Children’s Trust, whose trustees are Alexander Nazem, Farhad Nazem and Sohelya Gharib.  Fred Nazem disclaims beneficial ownership of these securities.

(2) Includes 554,282 shares issuable upon exercise of warrants. Laurus Capital Management, LLC manages Laurus Master Fund Ltd. Eugene Grin and David Grin, through other entities, are the controlling principals of Laurus Capital Management, LLC and share sole voting and investment power over the securities owned by Laurus Master Fund Ltd.

The following table sets forth information regarding the beneficial ownership of Company common stock of each of our officers and directors and all our officers and directors as a group as of April 14, 2009.  Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Fahad Syed	6,731,731	6.9%
Common Stock	Vasan Thatham	225,000(1)	*
Common Stock	Charlotte G. Denenberg	125,000(2)	*
Common Stock	Joseph Perno	125,000(2)	*
	(Directors and Officers as a group, 4 Persons)	7,206,731(3)	7.4%

(1) Includes 225,000 shares issuable upon exercise of options.

(2) Includes 125,000 shares issuable upon exercise of options.

(3) Includes 475,000 shares issuable upon exercise of options.

* less than 1%.

There are no arrangements, known to the Company, including any pledge by any person, of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1

THE STOCK ACQUISITION

The Board has determined that it would be in the best interests of UCA and the Company to enter into the Stock Acquisition.

PURPOSE OF THE STOCK ACQUISITION

The Company has historically had losses, and the Board consistently looked for alternative ways to obtain funding and capital in order for the Company to grow and sufficiently operate its business. Operational cash continues to present significant challenges.  The Company has been at risk in our ability to continue operating as a going concern, nearly always being subject to our ability to raise working capital, streamline our operations and increase revenues.  Once the Company’s operational performance started to trend downward, it became clear that the Company would require capital infusion in order to continue operating its business.  It is within this context that our Board, considered entering into a merger or an acquisition with a third party as a means of raising capital. After many deliberations, as well as the Board’s diligence regarding the Company’s operating performance, the Board and the majority shareholders agreed that the Bridge Financing and subsequent Stock Acquisition would maximize value to the shareholders.

The Board considered the following material positive factors during its deliberations concerning the Stock Acquisition:

•	our efforts to maximize stockholder value, which included our board of directors’ evaluation of a range of alternatives other than the Transaction;

•	the fact that UCA and the Company have certain outstanding debts and liabilities, and the entry into the Stock Acquisition will enable the satisfaction of such debts and liabilities

•	the fact that approval by holders of a majority of our outstanding shares of Common Stock is a requirement for the consummation of the Stock Acquisition.

EFFECTS OF THE STOCK ACQUISITION

On March 12, 2009, the Company and UCA closed a $5.0 million Note and Credit Facility with Fortify. The closing of the Note and the Credit Facility completed the first of a two tranche closing with Fortify. The Stock Acquisition represents the second tranche of the closing, whereby Fortify will purchase all of the outstanding shares of capital stock of UCA.

At the time of the closing of the Bridge Financing, the Company owed approximately $3,000,000 (Three Million Dollars) to its senior secured lender, Laurus Master Fund, Ltd. (“Laurus”). The debt was originally due in February 2009, but was extended until the Company could obtain financing in order to repay the Laurus debt. The acquisition structure allowed the Company to use the proceeds of the Note to pay all debts and outstanding liabilities to its secured creditor, Laurus Master Fund, Ltd.

Upon the closing of the Stock Acquisition, Fortify will pay a purchase price of $500,000 (Five Hundred Thousand Dollars) to the Company payable twelve (12) months following the closing of the Option Agreement, less the amount of accrued and unpaid interest, if any, on the Note. Additionally, Fortify will release the Company from its guarantees and obligations under the Bridge Financing.

Additional payments are, or may be, payable to the Company and UCA employees based on UCA operating performance following the closing of the Stock Acquisition. Cash payments of up to $2,500,000 (Two Million Five Hundred Thousand) shall be payable to the Company, UCA employees and Fahad Syed, the Company’s Chief Executive Officer and Director, if UCA achieves certain financial thresholds for a two year period following the closings of the Stock Acquisition. The disclosure below details the earn-out payments payable to the Company, UCA employees and Fahad Syed pursuant to certain financial thresholds under the Option Agreement.

EARN-OUT PAYMENTS

Cash payments of up to $2,500,000.00 in the aggregate (“Earn-Out Payments”) shall be payable to the Company and employees of UCA (the “Employees”) if UCA achieves the financial thresholds specified below for the 12-month period beginning April 1, 2009 and ending March 31, 2010 (“Year 1”) and the subsequent 12-month period beginning April 1, 2010 and ending March 31, 2011 (“Year 2”).  As used herein, “Revenues” shall mean UCA revenues from customers as determined in accordance with generally accepted accounting principles less returns, discounts and allowances, including without limitation allowances for any uncollectible amounts; and “EBITDA” shall mean UCA earnings before interest, depreciation and taxes.

Year 1 Earn-Out Payment

The maximum Earn-Out Payment that may be earned for Year 1 is $1,250,000.00 (the “Maximum Threshold”), which shall be allocated (a) $250,000.00 to the Company, and (b) $1,000,000.00 to the Bonus Pool (up to $500,000 of which shall be payable to Fahad Syed). No Earn-Out Payments for Year 1 will be payable unless UCA achieves both of the following “Year 1 Minimum Thresholds”:  (a) Revenues equal to at least $14.4 million (the “Revenue Minimum Threshold”) and (b) EBITDA of at least $1 million (the “EBITDA Minimum Threshold”).  “Year 1 Maximum Thresholds” are as follows:  (a) Revenues equal to at least $18 million (the “Revenue Maximum Threshold”, and (b) EBITDA of at least $1.3 million (“EBITDA Maximum Threshold”).

If UCA meets both of the Year 1 Maximum Thresholds, Fortify shall pay the amounts set forth below within three and one-half (3½) months following the end of Year 1:

Year 1 Revenues		Year 1 EBITDA
Maximum Earn-out Payment to Company	$125,000	Maximum Earn-out Payment to Company	$125,000
Maximum Earn-out to Bonus Pool	$500,000	Maximum Earn-out to Bonus Pool	$500,000
Maximum Revenue Threshold Triggering Payment	$18,000,000	Maximum EBITDA Threshold Triggering Payment	$1,300,000

If UCA achieves both of the Year 1 Minimum Thresholds but does not achieve either or both of the Year 1 Maximum Thresholds, then the Year 1 Earn-Out Payment shall be reduced according to the following schedule:

Year 1 Revenues				Year 1 EBITDA
Percentage Of Maximum Threshold	Percentage of Earn-Out Payment	Amount Payable to Seller	Amount Payable to Bonus Pool	Percentage Of Maximum Threshold	Percentage of Earn-Out Payment	Amount Payable to Seller	Amount Payable to Bonus Pool
79%	0.00%	$0	$0	79%	0.00%	$0	$0
80% to 89%	70.00%	$87,500	$350,000	80% to 89%	70.00%	$87,500	$350,000
90% to 99%	85.00%	$106,250	$425,000	90% to 99%	85.00%	$106,250	$425,000
100% or more	100.00%	$125,000	$500,000	100% or more	100.00%	$125,000	$500,000

For the avoidance of doubt, if UCA achieves the Revenue Threshold at one level and the EBITDA Threshold at a different level, the Year 1 Earn-Out Payment will be the sum of the amounts payable based on the two different thresholds achieved.  For example, if Revenues for Year 1 exceed $18 million but UCA’s EBITDA for Year 1 is only $1.04 million (or 80%), then the Year 1 Earn-Out Payment will be equal $1,062,500 (or the sum of $625,000 based on achievement of the Revenue Threshold and $437,500 based on achievement of the EBITDA Threshold).

Year 2 Earn-Out Payment

The maximum Earn-Out Payment that may be earned for Year 2 is $1,250,000.00, which shall be allocated (a) $250,000.00 to the Company, and (b) 1,000,000.00 to the Bonus Pool (up to $500,000 of which shall be payable to Fahad Syed). No Earn-Out Payments for Year 2 will be payable unless UCA achieves both of the Revenue Minimum Threshold and the EBITDA Minimum Threshold (“Year 2 Minimum Thresholds”).  “Year 2 Maximum Thresholds” are as follows:  (a) Revenues equal to at least $18 million (the “Year 2 Revenue Maximum Threshold,” and (b) EBITDA of at least $1.5 million (“Year 2 EBITDA Maximum Threshold”).

If UCA meets both of the Year 2 Maximum Thresholds, Fortify shall pay the amounts set forth below within three and one-half (3½) months following the end of Year 2:

Year 2 Revenues		Year 2 EBITDA
Maximum Earn-out Payment to Company	$125,000	Maximum Earn-out Payment to Company	$125,000
Maximum Earn-out to Bonus Pool	$500,000	Maximum Earn-out to Bonus Pool	$500,000
Maximum Revenue Threshold Triggering Payment	$18,000,000	Maximum EBITDA Threshold Triggering Payment	$1,500,000

If UCA achieves both of the Year 2 Minimum Thresholds but does not achieve either or both of the Year 2 Maximum Thresholds, then the Year 2 Earn-Out Payment shall be reduced according to the following schedule:

Year 2 Revenues				Year 2 EBITDA
Percentage Of Maximum Threshold	Percentage of Earn-Out Payment	Amount Payable to Seller	Amount Payable to Bonus Pool	Percentage Of Maximum Threshold	Percentage of Earn-Out Payment	Amount Payable to Seller	Amount Payable to Bonus Pool
79%	0.00%	$0	$0	79%	0.00%	$0	$0
80% to 89%	70.00%	$87,500	$350,000	80% to 89%	70.00%	$87,500	$350,000
90% to 99%	85.00%	$106,250	$425,000	90% to 99%	85.00%	$106,250	$425,000
100% or more	100.00%	$125,000	$500,000	100% or more	100.00%	$125,000	$500,000

For the avoidance of doubt, if UCA achieves the Revenue Threshold at one level and the EBITDA Threshold at a different level, the Year 2 Earn-Out Payment will be the sum of the amounts payable based on the two different thresholds achieved.  For example, if Revenues for Year 2 exceed $18 million but UCA’s EBITDA for Year 2 is only $1.35 million (or 90%), then the Year 2 Earn-Out Payment will be equal $1,156,250 (or the sum of $625,000 based on achievement of the Revenue Threshold and $531,250 based on achievement of the EBITDA Threshold).

Payment of Earn-Out Amounts

Provided UCA has furnished satisfactory proof to Fortify of its achievement of the Revenue Thresholds and EBIDTA Thresholds for Year 1 and Year 2, respectively, Fortify shall make the applicable Year 1 Earn-Out Payment within three and one-half (3½) months after the end of Year 1, and the applicable Year 2 Earn-Out Payment within three and one-half (3½) months after the end of Year 2.

As a result of the Stock Acquisition, Fortify will control the operations of UCA, and the Company will not have any operations, and shall begin reporting as a shell company.

PROPOSAL 2

THE REVERSE STOCK SPLIT

The Board has determined that it would be in the best interests of the Company to approve the Reverse Stock Split.

A majority of the Company’s shareholders were asked to grant the Board the authority, in its sole discretion, to amend the Certificate of Incorporation for the purpose of effecting the Reverse Stock Split. By voting in favor of this proposal, the majority shareholders granted the Board authority to effectuate the Reverse Stock Split, in its sole discretion, for a period of one (1) year, up until April 27, 2010.

Reasons for the Reverse Stock Split

The current number of outstanding shares of Common Stock is atypical for a company of the Company’s size.  The Board believes that the Reverse Stock Split is in the best interests of the Company and may provide the Company with additional financing alternatives in the future.

Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to change control of the Company, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

Furthermore, by effectuating the Reverse Stock Split of the existing shares of the Company on a one (1) for ten (10) basis, the Company also hopes to increase its price per share.  There can be no guarantee that the Reverse Stock Split will result in a higher price per share.  Our Board has discretion not to carry out the Reverse Stock Split if it determines that these actions will not be beneficial.

Exchange of Stock Certificates

If the Board effects the Reverse Stock Split, the Company will file an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Reverse Stock Split will become effective on the date of the filing of the amended Certificate of Incorporation with the Secretary of State of the State of New Delaware (the "Effective Date") and the shareholders will be notified on or after the Effective Date that the Reverse Stock Split has been effected.  The Company's transfer agent, Securities Transfer Corporation, will act as its exchange agent (the "Exchange Agent") for holders of Common Stock in implementing the exchange of their certificates.

As soon as practicable after the Effective Date, shareholders shall be notified and requested to surrender their old certificates to the Exchange Agent in exchange for the proper number of new certificates.  Beginning on the Effective Date, each old certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock as a result of the Reverse Stock Split.

Fractional Shares

Shareholders who would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible will, in the Company’s sole discretion as of the Effective Date, will either (i) upon surrender to the Exchange Agent of certificates representing such shares, receive a cash payment in lieu thereof at a price equal to the closing price of the Company's Common Stock on the Effective Date for each such share of Common Stock held prior to the Effective Date; or (ii) have any fractional shares of Common Stock rounded up to the nearest whole number.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the Reverse Stock Split.  This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect).  This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation).  In addition, this summary is limited to stockholders that hold their Common Stock as capital assets.  This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISOR TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the Reverse Stock Split.  The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore.  The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences of the Reverse Stock Split.

PROPOSAL 3

THE SHARE INCREASE

The Board has determined that it would be in the best interests of the Company to approve the Share Increase.

A majority of the Company’s shareholders were asked to grant the Board the authority, in its sole discretion, to amend the Certificate of Incorporation for the purpose of effecting the Share Increase. By voting in favor of this proposal, the majority shareholders granted the Board authority to effectuate the Share Increase, in its sole discretion, for a period of one (1) year, up until April 27, 2010.

Reasons for the Share Increase

We intend to inquire into business acquisition opportunities. Our goal is to increase stockholder value by changing our operations to a business that has the potential to generate greater returns to our stockholders and potential investors than the business we are currently in. The authorized shares of Common Stock will need to be increased in order for the Company to have the necessary flexibility and ability to act quickly in connection with any business acquisition opportunities.

Current Capitalization

As of April 14, 2009, there are 10,000,000 shares of $.001 par value preferred stock authorized, of which none are outstanding. There are 200,000,000 shares of Common Stock authorized. Of such authorized Common Stock, there are 97,053,044 shares outstanding.

Effectiveness of the Share Increase

The Share Increase will be effective upon the filing of the amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company's state of incorporation. Our Board has discretion not to carry out the Share Increase if it determines that these actions will not be beneficial.

Currently, we do not plan to file the amendment to the Company’s Certificate of Incorporation until the Company has identified a possible business to acquire or a possible merger candidate. Once identified, the amendment to the Company’s Certificate of Incorporation would most likely be filed based on the requirements of that particular transaction, if needed at all. Currently, there are no agreements that the Company has entered into or plans to enter into in connection with a future stock issuance. There can be no assurance that the Company will enter into such agreements.

Effects of the Share Increase

The overall effect will be an increase in the authorized shares of the Company’s common stock. The unissued shares may be issued by our Board in its discretion. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

The Board believes it advisable to increase in the number of authorized shares for the reasons set forth above. However, this action is not being recommended by the Board as part of an anti-takeover strategy although the Board is aware that the increase in the number of authorized but unissued shares of Common Stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control us.

RISK FACTORS

You should carefully consider the risks described below. The risks and uncertainties described below are the material risks and uncertainties that are evident at the time this Information Statement is mailed. However, we may face additional unforeseen risks following the sale of UCA’s business via the Stock Acquisition. If any of the following risks occur, the financial condition of the Company could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WHILE ATTEMPTING TO IDENTIFY A SUITABLE CANDIDATE, WE WILL INCUR FURTHER EXPENSES THAT CURRENTLY CANNOT BE SPECIFIED.

Our Board assumes that we will be able to identify as merger candidates privately held companies with attractive business prospects that have the potential to increase stockholder value to a greater extent than our current business. At this time, the Board has not identified a definitive candidate. Following the sale of UCA, the Company will no longer have any full-time employees. However, the Board of Directors will continue to serve and, along with the present Chief Executive Officer, is charged with identifying a target company to acquire. Without full-time employees, it may take a significant amount of time to identify a suitable candidate for a business combination with us. During such time, we will have further expenses such as general legal and accounting/auditing fees, none of which can be specified at this time, but will deplete our financial resources and thereby make it more difficult for the Company to identify a suitable candidate for a business combination on satisfactory terms, if at all.

WE MAY NOT BE ABLE TO ACQUIRE A COMPANY WITH ONGOING BUSINESS OPERATIONS.

Our Board believes that privately held companies will be interested in a merger our Company that, after the sale of UCA, would allow the private company to "go public," i.e., have publicly traded securities without an initial public offering. However, many private companies seeking to "go public" may prefer an initial public offering to a merger with a public shell (a public traded company with no operating business). Moreover, the Securities and Exchange Commission typically evaluates the merger of a public shell with a private company. This can be a time-consuming and cost-intensive review process for the parties involved in the merger that could discourage privately held companies from any transaction with a public shell. If, subsequent to the sale of UCA, we are not able to merge with an operating company, whether a privately held company or a company subject to the reporting obligations of the Securities Exchange Act from 1934, our financial reserves will most likely not be sufficient for us to start any kind of operating business on our own. Therefore, there can be no guarantee that we will operate any business after the sale of UCA.

WE DO NOT KNOW WHICH BUSINESS WE WILL OPERATE IN THE FUTURE, IF ANY.

As described above, we do not know which business, if any, we will be operating in the future, subsequent to a sale of UCA. Even if we are able to commence new business operations, there can be no guarantee that we will be successful.

"GOING CONCERN" QUALIFICATION IN AUDIT OPINION.

The Company received a report from its independent registered public accounting firm for the year ended December 31, 2008, containing an explanatory paragraph stating that the Company's recurring losses from continuing operations and the Company's intention to sell its sole operating business raise substantial doubt about the Company's ability to continue as a going concern during the twelve months ending December 31, 2009.

LIQUIDITY RISK: THERE MAY NOT BE ADEQUATE RESOURCES TO FUND THE OPERATIONS OF THE COMPANY.

There is no assurance that the future expenses of the Company (including the expenses of maintaining the Company as a public company under SEC regulations) will not be greater than anticipated, and that, as a result, a liquidity problem may arise as we may have insufficient funds to operate any business.

DESCRIPTION OF NETFABRIC’S BUSINESS

We were incorporated in Delaware in August 1989 as Houston Operating Company. On December 9, 2004 we acquired NetFabric Corporation (“NetFabric Corp.”) and on April 19, 2005 we changed our name to NetFabric Holdings, Inc. On May 20, 2005, we acquired UCA.

We are now organized into two distinct divisions. NetFabric Holdings, Inc. is the holding company that houses the finance and administrative functions and is responsible for financing transactions and regulatory compliance activities. UCA provides IT services and solutions to a wide range of clients in the financial industry as well as the pharmaceutical, healthcare and hospitality sectors.

On December 9, 2004, we entered into an Asset Purchase Agreement (the “APA”) with all of the stockholders of NetFabric Corp. At the closing, which occurred at the same time as the execution of the APA, we acquired all of the issued and outstanding capital stock of NetFabric Corp. from the stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of our common stock.  The acquisition was accounted for as a reverse merger whereby NetFabric Corp. was treated as the acquirer. NetFabric Corp. was incorporated in the State of Delaware on December 17, 2002, as a new corporation and not as a result of a material re classification, merger, consolidation, purchase or divesture.

Prior to our acquisition of NetFabric Corp., we did not have any operations, and we were a shell company whose primary business objective was to merge and become public. Immediately prior to the NetFabric Corp. acquisition, our directors were Wesley F. Whiting and Redgie Green.  Our officers were, Wesley F. Whiting – President and Redgie Green – Secretary.  The directors of NetFabric Corp were Jeff Robinson (Chairman), Richard Howard and Charlotte Denenberg.  The officers of NetFabric Corp were, Jeff Robinson – Chief Executive Officer, Walter Carozza – Chief Financial Officer, Philip Barak – Vice President of Finance, Victoria Desidero – Vice President of Marketing.

On May 20, 2005, we entered into and closed on a share exchange agreement, whereby we purchased all of the issued and outstanding shares of UCA from its shareholders in exchange for the issuance of 24,096,154 shares of our common stock. In May 2007, UCA Services changed its legal name to NetFabric Technologies, Inc. On February 13, 2006, we entered into an agreement with UCA to amend the terms of the share exchange agreement between the Company and the UCA shareholders, dated May 20, 2005. Pursuant to the amendment, we issued an aggregate of 9,000,000 shares of our common stock to the former shareholders of UCA. In return, the former shareholders of UCA released the Company from the capital raising covenant of the share exchange agreement. To facilitate the transaction, Mr. Jeff Robinson, our Chief Executive Officer, surrendered nine million shares of our common stock owned by him.

Discontinued Operations

NetFabric Corp. provided hardware and services to small to mid-sized businesses ("SMBs") that utilized the Internet for telephone communications or Voice over Internet Protocol ("VoIP"). NetFabric Corp. developed and marketed appliances, or Customer Premises Equipment ("CPE") that simplified the integration of standard telephone systems with an IP infrastructure. With minimal revenues from VoIP operations, we concluded that we could not implement our original business for VoIP operations within our resources or with the additional capital we could raise in the near term. On May 5, 2006, our Board of Directors decided that the Company should exit from the hardware-based VoIP communications product line (including resale of transport services) targeted at SMBs. In accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), the results of operations from the VoIP business segment have been reclassified as discontinued operations for all periods presented. After the discontinuation of VoIP operations, our only operations are that of UCA.

Information Technology (IT) Services

We serve the information and communications needs of a wide range of Fortune 500 and SMB clients in the financial markets industry as well as the pharmaceutical, health care and hospitality sectors. Our broad range of services include (i) Managed Services (ii) Professional Services (iii) IT Infrastructure & Communications Services and Maintenance and (iv) Application Development and Maintenance.

Managed Services

In Managed Services, a client outsources the management of some or all of their applications so that their internal management and staff can focus on projects that will help them in creating and fostering initiatives that will aid in delivering a competitive advantage to their company. Our services in this area include data center services, help desk and facilities management. We also provide a fully managed suite for storage management, information protection (backup and recovery) and information optimization (archival services) from the data center to the desktop.

Professional Services

We provide a wide range of IT staffing services to companies in diversified vertical markets, including financial services, telecommunications, manufacturing, information technology, pharmaceutical, transportation and health care to augment client resource demands. Consultative and staffing resources may be used to undertake a role on a long-term strategic project or fill a short-term need for a technology skill set. We deliver qualified consultants and project managers for contract assignments and full-time employment across many technology disciplines. Areas of expertise include project management, business analysis, systems architecture and design, database architecture and design, application code development, network engineering, quality assurance and testing.

IT Infrastructure & Communications Services

We provide customers with IT infrastructure (such as personal computers, printers, phone systems, networks, servers and switches) design, development, deployment services from project planning and implementation to full-scale network, server and workstation installations. We also provide an end-to-end solution for automating the deployment/version upgrades of desktop and server operating systems, including the associated packaging required to migrate a client’s enterprise applications to computers across an organization quickly and reliably.

Application Development and Maintenance

We help organizations plan, develop, integrate and manage custom applications software, packaged software and industry-specific software solutions.  We offer applications development and maintenance-support solutions for our customers, including shared risk engagements and fully outsourced projects, managed quality assurance and testing services, including functional testing, compatibility tests, performance testing, regression testing and benchmarking.  Benefits to clients for these services can include reduced costs, extended value of technology investments, information sharing and enhanced ability to adapt to market changes.

Sales and Marketing

We sell our IT through a direct sales force located principally in the New York area. These sales associates, also known as client executives, are supported by sales support personnel. Currently, we have approximately 10 direct sales force and sales support personnel for selling our IT services. In addition, we have independent sales agents (non-employees), who sell our services on a commission basis. Our marketing strategy is to develop long-term partnership relationships with existing and new clients that will lead to us becoming a preferred provider of information technology services. We seek to employ a cross-selling approach, where appropriate, to expand the number of services utilized by a single client.

Competition

The information technology services industry is highly competitive and served by numerous international, national, regional and local firms, all of which are our existing or potential competitors. Our primary competitors are software consulting and implementation firms, applications software firms, service groups of computer equipment companies, general management consulting firms, programming companies, offshore firms and temporary staffing firms as well as the internal information technology staff of our clients. We believe that the principal competitive factors in the information technology services industry include the range of services offered, cost, technical expertise, responsiveness to client needs, speed in delivering information technology solutions, quality of service and perceived value. A critical component of our ability to compete in the marketplace is our ability to attract, develop, motivate and retain skilled professionals. We believe we can compete favorably in hiring such personnel by offering competitive compensation packages and attractive assignment opportunities. Many of our competitors have stronger brand recognition and significantly greater financial, technical, marketing and other resources than we do. Our share of the market compared to our competitors is too small to quantify.

Seasonality

Our business can be affected by the seasonal fluctuations in corporate IT expenditures. Generally, expenditures are lowest during the first quarter of the year when our clients are finalizing their IT budgets. In addition, our quarterly results may fluctuate depending on, among other things, the number of billing days in a quarter and the seasonality of our clients’ businesses. Our business is also affected by the timing of holidays and seasonal vacation patterns, generally resulting in lower revenues and gross margins in the fourth quarter of each year. In addition, we experience an increase in our cost of sales and a corresponding decrease in gross profit and gross margin in the first fiscal quarter of each year as a result of resetting certain state and federal employment tax salary limitations.

Employees

As of April 14, 2009, we have 128 employees including 26 employees and 102 billable consultants. We have 10 employees were in sales, 10 in service/products delivery management, and 6 in executive and administrative positions.  In addition to the 102 billable consultants who are employees, we use the services of 70 billable independent contractors.

DESCRIPTION OF PROPERTY

We do not own any real property. We lease our office space. The office space is located at 299 Cherry Hill Road, Parsippany, New Jersey.  The total office space is 6,500 square feet for a 64 month term through September of 2012, with an annual rent of approximately $130,000.

We also have another leased office space in St. Louis, Missouri through March 2010. This office space is for approximately 1,000 square feet with an annual rent of approximately $16,000. The Company believes that the leased office spaces are adequate and in good condition.

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings other than the ordinary course of business.

Market For Registrant’s Common Equity, Related Stockholder Matters andIssuer Purchases of Equity Securities.

The Company’s Common Stock has been quoted on the Pink Sheets under the ticker symbol “NFBH” since May 7, 2008.  Prior to that, the Company’s Common Stock was quoted on the Over the Counter Bulletin Board, under the ticker symbol “NFBH”. The following table sets forth the quarterly average high and low sales prices per share for our Common Stock during the fiscal years ended December 31, 2007 and December 31, 2008:

Fiscal Year Ended	Common Stock
	High	Low
December 31, 2007
First Quarter	$0.14	$0.12
Second Quarter	$0.10	$0.10
Third Quarter	$0.11	$0.11
Fourth Quarter	$0.08	$0.07

December 31, 2008
First Quarter	$0.03	$0.03
Second Quarter	$0.02	$0.02
Third Quarter	$0.00	$0.00
Fourth Quarter	$0.00	$0.00

The source of this data is Bloomberg Profession Services.  The data does not reflect inter-dealer prices and the quotations are without retail mark-ups, mark-downs or commissions, may not represent actual transactions, and have not been adjusted for stock dividends or splits.

Holders.

As of April 13, 2009, we had approximately 466 stockholders of our common stock of record, and our common stock had a closing price of $.001 per share.

Other than the Reverse Stock Split, the Transactions described herein will not impact the amount and percentage of present holders ownership of our Common Stock.

Dividends and Related Policy.

We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future and the Company intends to retain future earnings, if any, to finance the expansion of our business.  The decision whether to pay cash dividends on our common stock will be made at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements and other factors that the Board considers significant.

Securities Authorized for Issuance Under Equity Compensation Plans.

As of the fiscal year ended December 31, 2008,

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected at left)
Equity compensation plans approved by security holders	6,050,085	$0.42	2,949,915
Equity compensation plans not approved by security holders	3,106,782	$.09
Total	9,156,867		2,949,915

DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock, $0.001 par value per share. As of April 24, 2009, there were 97,053,044 outstanding shares of common stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001, but to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Certificate of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 10,000,000 shares of preferred stock authorized. The preferred stock may be issued from time to time in one or more series. The Board of Directors shall have the full authority to determine and state the designations and the relative rights (including, if any, par value, conversion rights, participation rights, voting rights, dividend rights, and stated, redemption and liquidation values), ranking preferences, limitations and restrictions of each such series by the adoption of resolutions prior to the issuance of each such series authorizing the issuance of such series. All shares of preferred stock of the same series shall be identical with each other in all respects, except with respect to the right to receive dividends which may vary depending on the date of purchase.

Anti-Takeover Effects Of Provisions Of The Certificate Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company’s Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

EXECUTIVE COMPENSATION

Executive Compensation

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Fahad Syed	2008	$257,000	-0-	-0-	-0-	-0-	-0-	-0-	$257,000
CEO and President	2007	$335,000	-0-	-0-	-0-	-0-	-0-	-0-	$335,000
Vasan Thatham	2008	$150,000	-0-	80,124	-0-	-0-	-0-	-0-	$230,124
CFO, Secretary	2007	$150,000	-0-	80,124	-0-	-0-	-0-	-0-	$230,124

(1) Value of option awards is the dollar amount recognized for financial statements reporting purposes with respect for fiscal year 2007 and 2008.

Outstanding Equity Awards at December 31, 2008

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Vasan Thatham	225,000	75,000	0	$1.40	6/22/2015

As of December 31, 2008, the Company did not have any “Grants of Plan-Based Awards”, “Option Exercises and Stock Vested”, “Pension Benefits”, or “Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans” to report.

Potential Payments Upon Termination or Change in Control

Pursuant to Fahad Syed’s prior employment agreement with UCA, which was terminated on March 12, 2009 (the “Old Employment Agreement”), Mr. Syed was to be paid in the event of a change in control occurred during the employment period. Under the employment contract a change in control meant (i) any person, entity or affiliated group becoming the beneficial owner of more than 50% of the outstanding equity securities of the Company or otherwise becoming the beneficial owner of outstanding equity securities of the Company having more than 50% of the voting power of the Company; (ii) a consolidation or merger (in one transaction or a series of related transactions) of the Company pursuant to which the holders of the Company’s equity securities immediately prior to such transaction or series of related transactions would not be the holders immediately after such transaction or series of related transactions of at least 50% of the voting power of the entity surviving such transaction or series of related transactions; or (iii) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company.

If a change in control occurred during the employment period, the Company was to pay Mr. Syed the aggregate unpaid amount of $225,000, a portion of which Mr. Syed was to begin receiving in January 2009, within thirty (30) calendar days from the change in control, unless Mr. Syed, at his election, entered into a new employment agreement with the Company or its successor within such thirty (30) calendar day period from the change in control (the “Remaining Additional Salary”). If Mr. Syed elected to receive the Remaining Additional Salary as a result of the change in control, Mr. Syed would continue to receive the Base Salary for the duration of the employment period.

As described below, Mr. Syed entered into a new employment agreement with the Company on March 12, 2009 in connection with the Bridge Financing (the “New Employment Agreement), terminating the Old Employment Agreement effective the same day, and therefore, Mr. Syed did not receive any payments in connection with a change in control under his Old Employment Agreement.

Director Compensation

Name	Fee earned or paid in cash	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charlotte Denenberg	$12,000	-0-	-0-	-0-	-0-	-0-	$12,000
Joseph Perno	$12,000	-0-	$13,953	-0-	-0-	-0-	$25,953

(1) Value of option awards is the dollar amount recognized for financial statements reporting purposes with respect for fiscal year 2008.

UCA and Fahad Syed entered into the New Employment Agreement, which will expire on March 12, 2010, subject to earlier termination provisions. The agreement provides for an annual base salary of $250,000, with a discretionary cash bonus of up to $125,000 per year, which bonus shall be determined based upon achievement of certain individual performance goals. In addition to Fahad Syed’s base salary and discretionary bonus payment, he shall participate, subject to the closing of the transactions contemplated in the Option Agreement, in the incentive plan to be offered to senior executives of the Company pursuant to which he shall be eligible to receive up to $500,000 per year.

Compensation Discussion and Analysis

The Company’s compensation program is designed to provide our executive officers with competitive remuneration and to reward their efforts and contributions to the Company.  Elements of compensation for our executive officers include base salary and cash bonuses.

Before we set the base salary for our executive officers each year, we research the market compensation for executives in similar positions with similar qualifications and relevant experience.  Company performance does not play a significant role in the determination of base salary.

Cash bonuses may also be awarded to our executives on a discretionary basis at any time.  Cash bonuses are also awarded to executive officers upon the achievement of specified performance targets, including annual revenue targets for the Company.

2005 Stock Option Plan

In March 2005, our Board of Directors and stockholders adopted our 2005 Stock Option Plan, pursuant to which 9,000,000 shares of common stock were reserved for issuance upon exercise of options. Our stock option plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants. Our Board of Directors or a committee of our Board of Directors administers our stock option plan and is authorized, in its discretion, to grant options under our stock option plan to all eligible employees, including our officers, directors (whether or not employees) and consultants. Our stock option plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options. Options can be granted under our stock option plan on such terms and at such prices as determined by the Board of Directors or its committee, except that the per share exercise price of options will not be less than the fair market value of the common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns stock possessing more than 10% of the total combined voting power of all of our classes of stock, the per share exercise price will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares covered by incentive stock options granted under our stock option plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit. Options granted under our stock option plan will be exercisable during the period or periods specified in each option agreement. Options granted under our stock option plan are not exercisable after the expiration of 10 years from the date of grant (five years in the case of incentive stock options granted to a stockholder owning stock possessing more than 10% of the total combined voting power of all of our classes of stock) and are not transferable other than by will or by the laws of descent and distribution.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company has not had any change in or disagreements with its accountants on accounting and financial disclosure.

MANAGEMENT’S DISCUSSION ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations applies to NetFabric Holdings, Inc.

The following discussion and analysis and results of operations should be read in conjunction with the audited condensed consolidated financial statements and accompanying notes and the other financial information appearing elsewhere in this report and reports included herein by reference. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Our independent registered public accounting firm has indicated in their report, dated  May 11, 2009, on our December 31, 2008 financial statements since we have experienced net losses since inception and have a working capital deficiency. Their report indicates that these matters raise substantial doubt about our ability to continue as a going concern. Our plan with regard to this matter is discussed elsewhere in this Information Statement. The consolidated financial statements do not include any adjustments that might result from this uncertainty.

CORPORATE HISTORY

We were formerly known as Houston Operating Company and were incorporated in Delaware on August 31, 1989. On December 9, 2004, we entered into an Acquisition Agreement with all of the stockholders of NetFabric Corp., a Delaware corporation. NetFabric Corp. was incorporated in Delaware on December 17, 2002 and began operations in July 2003. At the closing, which occurred simultaneously with the execution of the Acquisition Agreement, we acquired all of the issued and outstanding capital stock of NetFabric Corp. from the stockholders in exchange for an aggregate of 32,137,032 newly-issued shares of our common stock. The acquisition was accounted for as a reverse merger whereby NetFabric Corp. was treated as the acquirer. On April 19, 2005, our name was changed from Houston Operating Company to NetFabric Holdings, Inc. and our stock symbol was changed from "HOOC" to "NFBH."

UCA SERVICES, INC. ACQUISITION

On May 20, 2005, we entered into and closed on a share exchange agreement, whereby we purchased all of the issued and outstanding shares of UCA Services, Inc., a New Jersey company (“UCA Services”) from its shareholders in exchange for the issuance of 24,096,154 shares of our common stock. UCA Services is an IT services and solutions company that serves the information needs of a wide range of Fortune 500 clients in the financial markets industry and the pharmaceutical, health care and hospitality sectors. UCA Services delivers a broad range of IT services in the areas of managed services, professional services, infrastructure building and maintenance, application development and maintenance. The acquisition was accounted for using the purchase method of accounting with UCA Service’s results of operations included in our consolidated financial statements from the date of acquisition.

DISCONTINUED OPERATIONS

Prior to acquiring NetFabric Corp., Houston Operating Company did not have any operations, and we were a shell company whose primary business objective was to merge with an operating company and become public. NetFabric Corp. was a provider of hardware and services to small to mid-sized businesses ("SMBs") that utilized the Internet for telephone communications or Voice over Internet Protocol ("VoIP"). It developed and marketed appliances or Customer Premises Equipment ("CPE") that simplified the integration of standard telephone systems with an IP infrastructure. In addition, NetFabric Corp resold transport services of a third party VoIP transport provider.

Our operations, prior to the UCA Services acquisition, consisted of developing VoIP appliances, including research and product development activities. We also hired additional personnel for sales and marketing and developed our sales and marketing programs.

With minimal revenues from VoIP operations, we concluded that we could not implement our original business plan for VoIP operations within our resources or with the additional capital we could raise in the near term. On May 5, 2006, our Board of Directors decided that the Company should exit the hardware-based VoIP communications product line (including resale of transport services) that is targeted to SMBs. In accordance with Statement of Financial Accounting Standards (‘SFAS’) No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), the results of operations from the VoIP business segment has been reclassified as discontinued operations for all periods presented. After the discontinuation of VoIP operations, our only operations are that of UCA Services.

OVERVIEW OF UCA SERVICES BUSINESS

UCA Services derives revenues primarily from managed IT services, professional services, application development services and business process management services. Service arrangements with customers are generally on a time and material basis or fixed-price, fixed-timeframe revenue basis. UCA Services principal operating expenses are direct employee costs, consultant expenses and selling, general and administrative expenses. The principal components of selling, general and administrative expenses are salaries of sales and support personnel, and office rent. Direct employee costs and consultant expenses are comprised primarily of the costs of consultant labor, including employees, subcontractors and independent contractors, and related employee benefits. Approximately 50% of our consultants are employees and the remainder are subcontractors and independent contractors.

We compensate most of our consultants only for the hours that we bill to our clients for projects undertaken, which allows us to better match our labor costs with our revenue generation. With respect to our consultant employees, we are responsible for employment-related taxes, medical and health care costs and workers' compensation. Labor costs are sensitive to shifts in the supply and demand of IT professionals, as well as increases in the costs of benefits and taxes.

As previously noted, the December 9, 2004 acquisition of NetFabric Corp. was accounted for as a reverse merger whereby NetFabric Corp. was treated as the acquirer. Accordingly, the historical financial statements of NetFabric Corp. have been presented for all periods required. NetFabric Corp. began operations in January 2003 and was a development stage company until the UCA acquisition. The UCA acquisition was accounted for using the purchase method of accounting with the results of the operations included in the Company's consolidated financial statements from the date of acquisition.

Comparison of Years Ended December 31, 2008 and 2007:

Revenues

Revenues for the year ended December 31, 2008 increased by $8,005,152 or 49.3% over the prior year. The increases in revenues were due to new projects undertaken in 2008. We anticipate that our revenues will decrease for fiscal year 2009 due to non-renewal or termination of certain projects undertaken in 2008.

Direct employee compensation and consultant expenses.

Excluding non-cash share based compensation, for the year ended December 31, 2008, our direct employee compensation and consultant expenses increased by $6,553,861, or 52.5% to $19,036,780. The increase was due to increased revenues in 2008. Excluding non-cash share based compensation as a percentage of revenues, our direct employee compensation and consultant expenses were  for the year ended December 31 2008, 78.6%, compared to 76.9% for the year ended December 31, 2007. The increase in employee compensation and consultant expenses as a percentage of revenues was due to the nature of projects performed in 2008.

Selling, general and administrative expenses

Excluding non-cash share based compensation, our selling, general and administrative expenses decreased for the year ended December 31, 2008 by $869,620, or 18.7%, to $3,793,064. The decrease in our selling, general and administrative expenses in 2008 compared to 2007 was, in part, due to expense reductions implemented in the third quarter of 2007. During the year ended December 31 2007, we incurred approximately $162,000 in expenses ($240,000 including the fair value of shares of common stock issued) for an acquisition of an entity and the related financing, which was terminated  and the entire amount incurred was charged to operations during the year ended December 31, 2007.

Amortization of debt discount

Amortization of debt discount for the year ended December 31, 2008 increased by $5,289, or 0.7%, from $758,011 to $763,300. At December 31, 2008, the aggregate unamortized debt discount was $91,862, which will be amortized and charged to operations over the term of the respective debt.

Depreciation and amortization

For the year ended December 31, 2008, depreciation and amortization decreased by $29,516, or 9.3%, from $316,938 to $287,422.

Debt issuance costs

We paid approximately $628,000 fees in connection with the Company’s short term borrowing during the year ended December 31, 2008, which was charged to operation. In 2007, we incurred approximately $282,000 in fees. The increase was due to increased duration of borrowings in 2008.

Interest expense

For the year ended December 31, 2008, interest expense increased by $57,519, or 18.3%, to $372,654 from $315,135. The increase was due to additional interest payable to Laurus due to different terms negotiated with Laurus.

Debt inducement costs

In August 2007, we entered into an Agreement to Convert (the “Agreement”) with Fred Nazem, a stockholder. Pursuant to this Agreement, Mr. Nazem agreed to convert $218,882 due to him in outstanding convertible debentures and accrued interest ($18,882) into 5,472,050 shares of common stock, including 4,900,394 shares as an inducement for conversion. The fair value of the inducement to convert approximated $539,000 and was charged to operations during the year ended December 31, 2007 as debt inducement costs.

Goodwill impairment

Pursuant to SFAS No. 142 “Goodwill and Other Intangibles Assets,” (“SFAS No. 142”), the Company performed its annual testing of goodwill impairment for the second quarter ended June 30, 2007. As a part of goodwill impairment testing, management reviewed various factors, such as the market price of the Company’s common stock, discounted cash flows from projected earnings and values of comparable companies to determine whether impairment exists. Based on this evaluation it was determined that the goodwill was impaired.   The impairment was due to a continued decline in our market capitalization during the year ended December 31, 2007 and due to lower future cash flows expected to be generated by the business due to working capital constraints. The implied value of the goodwill was $10,585,000 compared to a carrying value of $13,982,451, indicating an impairment of $3,397,451. The impairment loss was charged to operations during the three months ended June 30, 2007.

The Company evaluated its business conditions and future strategic direction including the delisting of its common shares from trading on the Bulletin Board (“OTCBB”) and concluded that an interim testing of goodwill is warranted at December 31, 2007. As a part of the interim goodwill impairment testing, management reviewed various factors and used a market approach (comparison of financial data for publicly traded companies engaged in similar lines of business) to determine whether impairment exists. Based on this evaluation, it was determined that the goodwill was impaired. The impairment was, in part, due to decreased values of comparable companies. The implied value of goodwill was $5,704,000 compared to a carrying value of $10,585,000, indicating an impairment of $4,881,000. The additional impairment loss was charged to operations during the three months ended December 31, 2007. In total an impairment loss of $8,278,451 was charged to operations during the year ended December 31, 2007.

Discontinued Operations

On May 5, 2006, our Board decided to exit from the hardware-based VoIP communications product line (including resale of transport services) that is targeted to SMBs. In accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), the results of operations from the VoIP business segment has been reclassified as discontinued operations for all periods presented. For the year ended December 31, 2008, loss from discontinued operations decreased to $0 from $53,398 in the prior year. Revenues from VoIP operations have been nominal in all periods presented and operating expenses are the losses reported.

Net loss

As a result of the foregoing, for the year ended December 31, 2008, net loss decreased by $10,890,318, or 92.2%, to a loss of $920,292, compared to a net loss of $11,810,610 in the year ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

On December 31, 2008, our working capital deficiency was $6,212,328, compared to a working capital deficiency of $4,937,149 on December 31, 2007. The increase in the working capital deficiency was, in part, due to reclassification of convertible note due in February 2009 as a current liability. During the year ended December 31, 2008, our operating activities from continuing operations provided  approximately $1,973,000  of cash, compared to approximately $266,000 used during the year ended December 31, 2007.

During the year ended December 31, 2008, our operating losses, after adjusting for non-cash items, provided approximately $1,072,000 of cash, and working capital items provided approximately $901,000 of cash. The principal component of these working capital changes was an increase in our deferred revenue offset by an increase in accounts receivable. During the year ended December 31, 2007, our operating losses, after adjusting for non-cash items, utilized approximately $1,237,000 of cash, and working capital items provided approximately $971,000 of cash.

In July 2007, we sold an aggregate of 11,250,000 shares of our common stock, par value $0.01 (the “Common Stock”) to four investors, for an aggregate purchase price of $450,000, including $100,000 from Fred Nazem, a stockholder of the Company.

During the year ended December 31, 2007, we borrowed an aggregate of $1,170,00 from five individuals, including $50,000 from a officer and director and repaid $200,000 of that prior to December 31, 2007. The amount outstanding as of December 31, 2007 is $970,000 and is due at various dates between January and February 2008. In January and February 2008, we repaid an aggregate amount of $620,000. The borrowings are unsecured and bear nominal interest. The Company paid financing costs of $267,005 to third parties and lenders and this amount is being amortized over the term of the borrowings. In 2007, $267,005 was charged to operations as amortization of debt issuance costs. With respect to the borrowings from the officer and director the Company did not pay any financing costs.

In connection with the borrowings, we issued the lenders warrants to acquire an aggregate of 890,000 shares of our common stock. The warrants expire in three years from the date of issuance. The relative fair value of the warrants approximated $68,668 and was recorded as additional discount and is being amortized over the borrowings. For the year ended December 31, 2007, $68,668, of debt discount was accreted and recorded as amortization of debt discounts. With respect to the borrowings from the officer and director, the Company did not issue any warrants.

During the year ended December 31, 2008, we borrowed an aggregate of $1,110,000 from four individuals and repaid $510,000 of that prior to December 31, 2008. The borrowings included $150,000 from an officer and director and the amount was repaid prior to December 31, 2008. The aggregate amount of 2007 and 2008 short term borrowings outstanding as of December 31, 2008 is $950,000. The borrowings outstanding at December 31, 2008 are due at various dates between January and February 2009. The borrowings are unsecured and bear nominal interest.

The Company paid financing costs of $627,873 to third parties and lenders and this amount is being amortized over the term of the borrowings. During the year ended December 31, 2008, $627,873 was charged to operations as amortization of debt issuance costs. With respect to the borrowings from the officer and director, we did not pay any financing costs. The Company repaid all the amounts due at December 31, 2008 subsequent to the year end.

In February 2006, we along with our subsidiaries, entered into a Security Agreement, dated February 10, 2006 ( the "Security Agreement") with Laurus Master Fund, Ltd., a Cayman Islands company ("Laurus"). Under the Security Agreement, Laurus purchased from the Company a Secured Convertible Note (the "Laurus Convertible Note"), with a maturity date of February 10, 2009, in the aggregate principal amount of $1,500,000, and a Secured Non-Convertible Revolving Note (the "Laurus Revolving Note") in the aggregate principal amount of $1,500,000. In 2009, the maturity date was extended to March 31, 2009.The Laurus Convertible Note and Laurus Revolving Note are collectively referred to as the "Laurus Notes". Availability under the Laurus Notes is based on an advance rate equal to 90% of eligible accounts receivable, and Laurus has agreed to provide us an over advance for a specified period. The Laurus Convertible Note has a three-year term, and bears interest at 1% above the prime rate, with a minimum interest rate of 8%. Laurus has the option, but not the obligation, at any time until the maturity date, to convert all or any portion of the Laurus Convertible Note and accrued interest thereon into shares of our common stock at an exercise price of $0.91 per share. If converted in full, we would be obligated to issue an aggregate of 1,648,352 shares of our common stock to Laurus. We have the option to prepay the Laurus Convertible Note by paying Laurus the applicable redemption premium. The Laurus Revolving Note has a three-year term, and bears interest at 1% above the prime rate, with a minimum interest rate of 8%.

In connection with the borrowing, we issued to Laurus a common stock purchase option (the "Option") to purchase up to 4,256,550 shares of our common stock for nominal consideration. Additionally, we entered into a registration rights agreement with Laurus (the "Registration Rights Agreement"), covering the registration of common stock underlying the Laurus Convertible Note and the Option. Our obligations under the Laurus Notes are secured by first liens on all of our assets, and Laurus may accelerate all obligations under the Laurus Notes upon an event of default.

Our initial borrowing was approximately $2,300,000 and we utilized approximately $1,900,000 of the initial borrowing to repay all amounts owed to Cornell pursuant to the October Convertible Debenture, including a redemption premium. At December 31, 2008, borrowing with Laurus was approximately $2,919,263 (face amount).

In October 2007, we entered into an extensions agreement with Laurus (the “Extension Agreement’). The Extension Agreement provides for the extension of the over advance feature until February 2009. However, the over advance amount will reduce by $5,000 each month from November 2007 to February 2008 and by $50,000 each month from March of 2008.

In 2008, we and Laurus entered into two waiver/ amendment agreements, pursuant to which Laurus waived our non compliance of certain terms of the Security Agreement including our decision to stop periodic filing reports with the Securities and Exchange Commission. In exchange for the waivers, we issued Laurus 1,000,000 shares of our common stock. In addition, we agreed to pay Laurus additional interest of 3.5% on the outstanding loan balance from June 1, 2008. The additional interest will be payable to Laurus upon maturity of the credit facility in March 2009.

In 2006, we sold eight Convertible Debentures (the " 2006 Convertible Debentures") in the face amount of $800,000 to six individuals (the "Debenture Holders" or a "Debenture Holder") including $150,000 face value to an officer and director, and $50,000 face value to a stockholder of the Company.  In 2006, we repaid one 2006 Convertible Debenture in the face amount of $100,000. The Company and the Debenture holders agreed to extension of the term of duration by months on two occasions in 2006. In January and February 2007, we repaid five of the seven 2006 Convertible Debentures in the aggregate face amount of $500,000. In December 2006, we agreed with the officer and director and the stockholders to extend the term of two of 2006 Convertible Debentures in the face amount of $200,000 to April 30, 2007. The term of the Convertible Debenture due to the officer and director was extended to December 31, 2007 was repaid in 2008. In August 2007, we and the stockholder entered into an agreement to convert $50,000 face amount of 2006 Convertible Debentures into shares of the Company’s common stock as described below.

On June 8, 2006, we sold a Convertible Debenture in the face amount of $150,000 to a stockholder (the "Stockholder Convertible Debenture").  In August 2007, we entered into an Agreement to Convert (the “Agreement”) with Fred Nazem, a stockholder. Pursuant to this Agreement, the stockholder agreed to convert $218,882 due to him in outstanding convertible debentures and accrued interest of $18,882 into 5,472,050 shares of common stock, which includes 4,900,394 shares as an inducement for conversion.  The principal amount of $200,000 consisted of $150,000 of Stockholder Convertible Debenture and $50,000 of 2006 Convertible Debenture. The fair value of the inducement to convert approximated $539,000 and was charged to operations during the year ended December 31, 2007 as debt extinguishment costs.

We evaluated several options for obtaining financing to fund our working capital requirements and to retire our debt upon maturity. We had approximately $3.8 million debt that was due in the first quarter of 2009. After several discussions and negotiations, we concluded that the most viable option would be to sell the operations of UCA Services. This would not only provide us financing but also enable UCA Services to grow to its optimal potential with appropriate financial backing.

On March 12, 2009, we along with our wholly-owned subsidiary, NetFabric Technologies, Inc., d/b/a UCA Services, Inc. (“UCA”) entered into a Convertible Note Purchase Agreement with Fortify Infrastructure Services, Inc. (“Fortify). Pursuant to the Convertible Note Purchase Agreement, Fortify purchased a Secured Convertible Promissory Note (the “Note”) from UCA in the principal amount of $5 million with the Company being a guarantor for UCA’s borrowings.

The Note has a six-month term, and bears interest at 8% per annum, compounded annually. The Note is secured by (i) all of the assets of UCA and the Company, and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company. At the exclusive option of Fortify, Fortify may convert the entire principal amount of, and accrued and unpaid interest on, the Note into shares of Series A Preferred Stock of UCA.  The conversion price shall be at a price equal to the price per share reflecting a valuation of UCA equal to $5 million, on an as-converted basis.

Fortify, UCA and the Company also entered into a Credit Agreement whereby Fortify agreed to provide UCA a revolving line of credit of up to $1 million for working capital purposes. Amounts borrowed under the line of credit are secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company.

Fortify, UCA and the Company also entered into an Option and Purchase Agreement (“Option Agreement’). Pursuant to the Option Agreement, Fortify has an option to acquire all of the outstanding shares of common stock of UCA upon effectiveness of this Information Statement.  Upon exercise of the Option by Fortify, we will (a) receive an aggregate purchase price of $500,000, less the amount of accrued and unpaid interest, if any, on the Note, and (b) be released from the guaranty obligations of the Note. The Company and certain employees of UCA will also be eligible to receive earn-out payments in connection with the closing of the Option based upon achievement of certain financial thresholds during a 24-month period following the closing.

We used approximately $3 million from the proceeds of the Note to repay all amounts owed to Laurus Master Fund. The balance of the proceeds was used for repayment of debt, other payables and for working capital purposes.

After the eventual divesture of UCA, we will have no operations. However, the Company will be debt free. We will explore strategic alternatives, including merging with another entity. Currently, we do not have any agreement or understanding with any entity and there is no assurance that such a transaction will ever be consummated.

FINANCIAL INFORMATION

FINANCIAL STATEMENTS

To facilitate understanding of the financial effect of the Stock Acquisition and for clarity of presentation, the following financial statements of NetFabric Holdings, Inc. are detailed below:

Financial Statements of NetFabric Holdings, Inc.: audited Balance Sheet as of December 31, 2008 and the Statements of Expenses, Cash Flows and Changes in Stockholders' Deficit for the years ended December 31, 2008 and 2007.

Pro Forma Financial Statements

NetFabric Holdings, Inc. And Subsidiaries

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

NetFabric Holdings, Inc.

We have audited the accompanying consolidated balance sheets of NetFabric Holdings, Inc. and Subsidiaries (hereafter referred to as “NetFabric”) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NetFabric as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had net losses from inception and has a working capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As disclosed in note 14 to the consolidated financial statements, subsequent to December 31, 2008 the Company was involved in a financing transaction.

McGLADREY & PULLEN, LLP

New York, New York

May 11, 2009

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	DECEMBER 31, 2008	DECEMBER 31, 2007
ASSETS
CURRENT ASSETS:
Cash	$1,317,510	$15,224
Trade accounts receivable, net	3,027,795	1,758,821
Prepaid expenses and other current assets	151,595	34,012
Total current assets	4,496,900	1,808,057

Property and equipment, net	132,337	206,329
Goodwill	5,704,000	5,704,000
Other intangibles, net	456,564	659,687
Other assets	22,921	22,929
TOTAL ASSETS	$10,812,722	$8,401,002

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Convertible debentures		$150,000
Short term borrowings	$950,000	970,000
Accounts payable and accrued liabilities	4,697,074	3,976,771
Accrued compensation	612,526	554,880
Deferred revenues and customer advances	1,622,227	112,000
Convertible note, net of unamortized discount	1,443,144
Revolving note, net of unamortized discount	1,384,257	981,555
Total current liabilities	10,709,228	6,745,206

Convertible note, net of unamortized discount		940,232
Total liabilities	10,709,228	7,685,438

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common Stock, $.001 par value, authorized shares 200,000,000, 97,053,044 and 96,053,044 shares issued and outstanding, respectively	97,053	96,053
Additional paid-in capital	38,110,162	37,802,940
Accumulated deficit	(38,103,721)	(37,183,429)
Total stockholders' equity	103,494	715,564
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,812,722	$8,401,002

See accompanying notes to consolidated financial statements.

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended	Year Ended
	December 31, 2008	December 31, 2007

Revenues	$24,229,023	$16,223,871

OPERATING EXPENSES:
Direct employee compensation and consultant expenses (includes share based compensation of $34,598 and $45,584)	19,071,378	12,528,503
Selling, general and administrative expenses (includes share based compensation of $233,624 and $300,313)	4,026,688	4,962,997
Impairment of goodwill		8,278,451
Depreciation and amortization	287,422	316,938
Total operating expenses	23,385,488	26,086,889
Income (loss) from operations	843,535	(9,863,018)

OTHER INCOME / (EXPENSE):
Amortization of debt discounts	(763,300)	(758,011)
Amortization of debt issuance costs	(627,873)	(282,005)
Interest and bank charges	(372,654)	(315,135)
Debt inducement costs - related party		(539,043)
Total other income / (expense)	(1,763,827)	(1,894,194)
Loss before provision for income taxes	(920,292)	(11,757,212)

Provision for income taxes	-	-

LOSS FROM CONTINUING OPERATIONS	(920,292)	(11,757,212)

DISCONTINUED OPERATIONS:
Loss from discontinued operations	-	(53,398)

NET LOSS	$(920,292)	$(11,810,610)

Net loss from continuing operations per common share, basic and diluted	$(0.01)	$(0.14)
Net loss from discontinued operations per common share, basic and diluted	-	-
Net loss per common share, basic and diluted	$(0.01)	$(0.14)
Weighted average number of shares outstanding, basic and diluted	96,837,197	81,617,063

See accompanying notes to consolidated financial statements.

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

	COMMON STOCK
	SHARES	PAR VALUE	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL STOCKHOLDERS' EQUITY
Balances at December 31, 2006	75,023,883	$75,024	$36,201,479	$(25,372,819)	$10,903,684

Issuance of common shares for services	640,000	640	76,960		77,600
Sale of common shares in private placement	11,250,000	11,250	438,750		450,000
Employee share-based compensation			268,297		268,297
Conversion of warrants to common shares	3,667,111	3,667	(3,667)
Allocation of value for warrants issued in connection with short term borrowings			68,668		68,668
Conversion of convertible debenture issued to shareholder with common stock	5,472,050	5,472	752,453		757,925
Net loss				(11,810,610)	(11,810,610)

Balances at December 31, 2007	96,053,044	96,053	37,802,940	(37,183,429)	715,564

Issuance of common shares for finance charges	1,000,000	1,000	39,000		40,000
Employee share-based compensation			268,222		268,222
Net loss				(920,292)	(920,292)

Balances at December 31, 2008	97,053,044	$97,053	$38,110,162	$(38,103,721)	$103,494

See accompanying notes to consolidated financial statements.

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

OPERATING ACTIVITIES	Year ended December 31, 2008	Year ended December 31, 2007
Net loss	$(920,292)	$(11,810,610)
Loss from discontinued operations		53,398
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Common stock, options and warrants issued for services		77,600
Share based compensation	268,222	268,297
Debt inducement charge		539,043
Non-cash financing fees	40,000
Amortization of debt discounts	763,300	758,011
Amortization of debt issuance costs	627,873	282,005
Impairment of goodwill		8,278,451
Depreciation and amortization	287,422	316,938
Loss on disposal of property and equipment	5,287
Changes in operating assets and liabilities:
Trade accounts receivable	(1,268,974)	390,859
Prepaid expenses and other current assets	(117,583)	(28,902)
Other assets		31,502
Accounts payable and accrued liabilities	719,498	248,428
Accrued compensation	57,646	216,597
Deferred revenues and advances	1,510,227	112,000
Net cash provided by continuing operations	1,972,626	(266,383)
Net cash used in discontinued operations		(53,398)
Net cash provided by (used in) operating activities	1,972,626	(319,781)

INVESTING ACTIVITIES
Proceeds from disposal of property and equipment	5,981
Purchases of property and equipment	(20,762)	(106,024)
Net cash used in investing activities	(14,781)	(106,024)

FINANCING ACTIVITIES
Proceed from a private sale of common stock		450,000
Repayment of debentures	(150,000)	(500,000)
Short term borrowings	1,110,000	1,170,000
Repayment of short term borrowings	(1,130,000)	(200,000)
Repayment of convertible debentures
Proceeds from issuance (repayment) of revolving note, net	142,314	(210,403)
Debt issuance costs	(627,873)	(282,005)
Net cash (used in) provided by financing activities	(655,559)	427,592

Net increase in cash	1,302,286	1,787
Cash at beginning of period	15,224	13,437
Cash at end of period year	$1,317,510	$15,224
Supplemental cash flow information:
Cash paid for interest	$347,000	$322,000

Supplemental non-cash financing information Conversion of convertible debenture issued to stockholder and officer with common stock		$757,925

Warrants issued with debt arrangements		$68,668

See accompanying notes to consolidated financial statements.

NetFabric Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

NOTE 1. NATURE OF BUSINESS AND MANAGEMENT'S PLANS

NetFabric Holdings, Inc. ("Holdings" or the "Company") (formerly known as Houston Operating Company) was incorporated under the laws of the State of Delaware on August 31, 1989. On December 9, 2004, Holdings entered into an Exchange Agreement (the "Acquisition Agreement" or "Share Exchange") with all of the stockholders of NetFabric Corporation ("NetFabric") whereby Holdings acquired all of the issued and outstanding capital stock of NetFabric and NetFabric became a wholly-owned subsidiary of Holdings. Upon completion of the merger, the NetFabric stockholders controlled approximately 95% of the then issued and outstanding stock. NetFabric's business activities were the activities of the merged company and Holdings was a shell corporation without any operations. As a result of these factors, this transaction was treated as a reverse merger for financial reporting purposes

NetFabric, a Delaware corporation incorporated on December 17, 2002, began operations in July 2003. NetFabric developed and marketed Voice Over Internet Protocol ("VoIP") appliances that simplified the integration of standard telephone systems with an IP infrastructure. On May 5, 2006, the Company announced its decision to exit from the hardware-based VoIP communications product line (including resale of transport services) that is targeted at small to mid-sized businesses ("SMB's"). In accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), the Company has presented the results of operations from its VoIP business segment as discontinued operations in the accompanying consolidated balance sheets, statements of operations and statements of cash flows (Note 3).

On May 20, 2005, Holdings entered into and closed on a share exchange agreement ("Exchange Agreement"), whereby Holdings acquired all of the issued and outstanding shares of UCA Services, Inc. ("UCA Services"), a New Jersey company, from its shareholders in exchange for the issuance of 24,096,154 shares of common stock of Holdings. Holdings emerged from the development stage upon the acquisition of UCA Services.  In May 2007, UCA Services changed its legal name to NetFabric Technologies, Inc.

UCA Services, a New Jersey company, is an information technology ("IT") services company that serves the information and communications needs of a wide range of Fortune 500 and small to mid-size business clients in the financial markets industry as well as the pharmaceutical, health care and hospitality sectors. UCA Services delivers a broad range of IT services in the practice areas of infrastructure builds and maintenance, managed services and professional services.

Management's plans

The accompanying consolidated financial statements have been prepared on a going concern basis. As shown in the accompanying consolidated financial statements, the Company has incurred accumulated losses totaling $38,103,721 and has a working capital deficit of $6,212,328 at December 31, 2008. These factors, among others, indicate that the Company may be unable to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management recognizes that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to allow the Company to continue the development of its business plans and satisfy its current and long-term obligations on a timely basis. The Company believes that it will be able to complete the necessary steps in order to meet its cash requirements throughout fiscal 2009 and continue its business development efforts.

In March 2009, the company entered into a transaction with Fortify Infrastructure Services, Inc. See Note 15. Pursuant the transaction, the Company will transfer its ownership interest in UCA Services. Out of proceeds from the transaction, the Company repaid all of its debt.  After the eventual divesture of UCA, the Company will not have any operations. However, the Company will be debt free. The Company will explore strategic alternatives including merger with another entity. Currently, the Company does not have any agreement or understanding with any entity and there is no assurance that such a transaction will ever be consummated.

NOTE 2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

Basis of Presentation of Consolidated Financial Statements and Estimates

The consolidated financial statements include the accounts of Holdings and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The accounting estimates that require management's most difficult and subjective judgments include the value and allocation of purchase price in business combinations, provisions for bad debts, depreciable/amortizable lives, impairment of goodwill and other long-lived assets, the fair value of common stock and options issued for services as well as the allocation of proceeds from the bridge loan to and financial instruments and other reserves. Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.

Revenue Recognition

In accordance with the Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition," revenue is recognized when persuasive evidence of an arrangement exists, delivery of the product or services has occurred, the fee is fixed and determinable, collectability is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer.

The Company derives revenue primarily from professional services, managed IT services, application development services and from business process management services. Arrangements with customers for services are generally on a time and material basis or fixed-price, fixed-timeframe. Revenue on time-and-material contracts is recognized as the related services are performed. Revenue from fixed-price, fixed-timeframe service contracts is recognized ratably over the term of the contract. When the Company receives cash advances from customers in advance of the service period, amounts are reported as advances from customers until the commencement of the service period.

Billings and collections in excess of revenue recognized are classified as deferred revenue.

Allowance for Doubtful Accounts

The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. These estimated losses are based upon historical bad debts, specific customer creditworthiness and current economic trends. If the financial condition of a customer deteriorates, resulting in the customer's inability to make payments within approved credit terms, additional allowances may be required. The Company performs credit evaluations of its customers' financial condition on a regular basis, and has not experienced any material bad debt losses to date. The Company recorded allowances for bad debts of $32,609 and $24,623 during years ended December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, the doubtful allowance balances were $43,300 and $297,946, respectively.

Cash and Cash Equivalents

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment, consisting principally of computer equipment and furniture and fixtures, are recorded at cost. Depreciation and amortization are provided for on a straight line basis over the following useful lives:

Equipment	3 years
Furniture and fixtures	7 years
Leasehold improvements	Lesser of life of lease or useful life

Repairs and maintenance are charged to operations as incurred. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reported in the period realized.

Long-Lived Assets

Long-lived assets, including property and equipment and intangible assets with finite lives, are monitored and reviewed for impairment in value whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. The determination of recoverability is based on an estimate of undiscounted cash flows expected to result from the use of an asset and its eventual disposition. The estimated cash flows are based upon, among other things, certain assumptions about expected future operating performance, growth rates and other factors. Estimates of undiscounted cash flows may differ from actual cash flows due to factors such as technological changes, economic conditions, and changes in the Company's business model or operating performance. If the sum of the undiscounted cash flows (excluding interest) is below the carrying value, an impairment loss is recognized, measured as the amount by which the carrying value exceeds the fair value of the asset.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company reduces credit risk by placing its cash and cash equivalents with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts.

The Company's services have been provided primarily to a limited number of clients located in a variety of industries. During the year ended December 31, 2008, the Company had revenues from 2 clients representing 63% (49% and 14%, respectively) of the revenues during the year. The Company had revenues from 2 clients representing 49% (39% and 10%, respectively) of revenues during the year ended December 31, 2007.

The Company generally does not require its clients to provide collateral. Additionally, the Company is subject to a concentration of credit risk with respect to its accounts receivable. The Company had 3 clients accounting for 74% (41%, 23% and 10%, respectively) of total gross accounts receivable as of December 31, 2008. At December 31, 2007, the Company had 3 clients accounting for 68.3% (41%, 14.7% and 12.6%, respectively) of total gross accounts receivable.

Goodwill

Goodwill represents the Company's allocation of the cost to acquire UCA Services in excess of the fair value of net assets acquired. The purchase price and its allocation, to reflect the fair values of assets acquired and liabilities assumed, have been based upon management's evaluation using accepted valuation methodologies.

Under SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142"), goodwill is not amortized but is reviewed for impairment annually. The Company performs its annual goodwill impairment testing, by reporting units, in the second quarter of each year, or more frequently if events or changes in circumstances indicate that goodwill may be impaired. Application of the goodwill impairment test requires significant judgments including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for UCA Services, period over which cash flows will occur, and determination of UCA Services cost of capital. Changes in these estimates and assumptions could materially affect the determination of fair value and/or conclusions on goodwill impairment for UCA Services. Goodwill at December 31, 2008 and 2007 was $5,704,000.

Intangibles

Intangible assets are accounted for under the provisions of SFAS No. 142. Intangible assets arise from business combinations and consist of customer relationships and restricted covenants related to employment agreements that are amortized, on a straight-line basis, over periods of up to six years. The Company follows the impairment provisions and disclosure requirements of SFAS No. 142. Accordingly intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Intangible assets at December 31, 2008 and 2007 were $456,564 and  $659,687, respectively.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under statement of financial accounting standards ("SFAS") No. 107 approximate their carrying or principal amounts presented in the balance sheets at December 31, 2008 and 2007.

Share-Based Compensation Expense

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment," ("SFAS 123(R)") which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values. SFAS 123(R) supersedes the Company's previous accounting under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for periods beginning in fiscal 2006. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") relating to SFAS 123(R). The Company has applied the provisions of SAB 107 in its adoption of SFAS 123(R).

SFAS 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statements of operations. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB 25 as allowed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under the intrinsic value method, stock-based compensation expense was recognized in the Company's consolidated statement of operations based on the difference between the exercise price of the Company's stock options granted to employees and directors, and the fair market value of the underlying stock at the date of grant.

Income Taxes

Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Effective January 1, 2007, the Company adopted FIN No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes. FIN48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

As a result of the implementation of FIN 48, the Company performed a review of its portfolio of uncertain tax positions in accordance with recognition standards established by FIN 48. In this regard, an uncertain tax position represents the Company’s expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. Based on its review, the Company concluded that there are no significant unrecognized tax positions requiring recognition in the Company’s financial statements. The Company does not believe there will be any material changes in our unrecognized tax positions over the next 12 months.

The Company files federal income tax returns, as well as multiple state, local and foreign jurisdiction tax returns. The income tax returns are subject to examinations by tax authorities.

The Company’s policy is to recognize interest and penalties accrued as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any penalties or tax-related interest, and there was no tax- related interest or penalties recognized during the years ended December 31, 2008 and 2007.

Earnings (Loss) Per Share

The Company calculates earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." SFAS No. 128 computes basic earnings (loss) per share by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of shares of common stock outstanding during the period plus the effects of any dilutive securities. Diluted earnings (loss) per share considers the impact of potentially dilutive securities except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect. The Company's potentially dilutive securities include common shares which may be issued upon exercise of its stock options, exercise of warrants or conversion of convertible debt.

Diluted loss per share for the years ended December 31, 2008 and 2007 exclude potentially issuable common shares of approximately 10,855,219 and 14,493,856 , respectively, primarily related to the Company's outstanding stock options, warrants and convertible debt, because the assumed issuance of such potential common shares is antidilutive.

Segment Reporting

The Company determines and discloses its segments in accordance with SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which uses a "management" approach for determining segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of a company's reportable segments. SFAS No. 131 also requires disclosures about products or services, geographic areas and major customers. In 2006, we discontinued VoIP segment and operate in one segment.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements," (“SFAS No. 157”), which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. SFAS No. 157 applies whenever other statements require or permit assets or liabilities to be measured at fair value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company adopted SFAS No. 157 effective January 1, 2008 and determined that it did not have a material effect on our consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. (“FAS 159”) is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in FAS 159. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

FAS 159 allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparisons between entities that elect different measurement attributes for similar assets and liabilities. Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” which replaces FASB Statement No. 141, “Business Combinations.” SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquired, and the goodwill acquired. The Statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company has not completed its evaluation of the potential impact, if any, of the adoption of SFAS No. 141(R) on its consolidated financial position, results of operations, and cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of Accounting Research Bulletin No. 51,” which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated.  The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 is effective as of the beginning of an entity’s fiscal year that begins after December 15, 2008 (our Fiscal 2010). The Company has not completed its evaluation of the potential impact, if any, of the adoption of SFAS No. 160 on our consolidated financial position, results of operations, and cash flows.

The Company does not believe that any other recently issued, but not effective, accounting standards, if currently adopted will have material effect on the Company’s consolidated financial position, results of operations and cash flows.

NOTE 3. DISCONTINUED OPERATIONS

On May 5, 2006, the Company announced its decision to exit from the hardware-based VoIP communications product line (including resale of transport services) that is targeted at SMB's. In accordance with Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", ("SFAS No. 144"), the Company recorded loss from discontinued operations of $53,398 for the year ended December 31, 2007. Revenues from VoIP operations have been nominal in all periods presented and operating expenses are the losses reported.

NOTE 4. PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following at December 31:

	2008	2007
Equipment	$480,837	$476,712
Lease improvements	106,907	106,907
Furniture and fixtures	127,955	123,554
	715,699	707,173

Less: Accumulated depreciation and amortization	(583,362)	(500,844)
	$132,337	$206,329

Depreciation and amortization expense was $84,290 and $96,910 for the years ended December 31, 2008 and 2007, respectively.

NOTE 5. INTANGIBLE ASSETS

The Company's intangible assets consisting of customer contacts and restricted covenants related to employment agreements were acquired and accounted for using the purchase method of accounting. The following table summarizes the net asset value for each intangible asset category as of December 31, 2008:

	Amortization Period	Gross Asset Value	Accumulated Amortization	Net Asset Value
Customer relationship	6 years	$1,153,424	$(696,860)	$456,564
Covenants not to compete	3 years	83,333	(83,333)	-
		$1,236,757	$(780,193)	$456,564

The following table summarizes the net asset value for each intangible asset category as of December 31, 2007:

	Amortization Period	Gross Asset Value	Accumulated Amortization	Net Asset Value
Customer relationship	6 years	$1,153,424	$(504,623)	$648,801
Covenants not to compete	3 years	83,333	(72,447)	10,886
		$1,236,757	$(577,070)	$659,687

Amortization expense was $203,123 and  $220,015 for the years ended December 31, 2008 and 2007, respectively.

The Company did not have any intangible assets prior to the acquisition of UCA Services in May 2005.

Estimated amortization expense related to intangible assets subject to amortization at December 31, 2008 for each of the years ending December 31, 2011:

2009	192,237
2010	192,237
2011	72,090
$456,564

NOTE 6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of the following at December 31:

	2008	2007

Trade accounts payable	$4,264,547	$3,592,213
Accrued professional fees	245,000	316,592
Accrued interest and fees payable	187,527	67,966
	$4,697,074	$3,976,771

Accounts payable and accrued expenses related to discontinued operations approximate $132,000 and $153,000 at December 31, 2008 and 2007, respectively.

NOTE 7. IMPAIRMENT OF GOODWILL

Goodwill represents the Company’s allocation of the cost to acquire UCA Services in excess of the fair value of net assets acquired. The purchase price and its allocation, to reflect the fair values of identifiable assets acquired and liabilities assumed, have been based on management’s evaluation using accepted valuation methodologies.

Pursuant to SFAS No. 142 “Goodwill and Other Intangibles Assets,” (“SFAS No. 142”), the Company performed its annual testing of goodwill impairment in the second quarter of 2007. As a part of goodwill impairment testing, management reviewed various factors, such as the market price of the Company’s common stock, discounted cash flows from projected earnings and values of comparable companies to determine whether impairment exists. Based on this evaluation it was determined that the goodwill was impaired.   The impairment was due to a continued decline in the Company’s market capitalization during the past year, and due to lower future cash flows expected to be generated by the business due to working capital constraints. The implied value of the goodwill was $10,585,000 compared to a carrying value of $13,982,451, indicating an impairment of $3,397,451. The impairment loss was charged to operations during the three months ended June 30, 2007.

The Company evaluated its business conditions and future strategic direction including the delisting of its common shares from trading on the Bulletin Board (“OTCBB”) and concluded that an interim testing of goodwill is warranted at December 31, 2007. As a part of the interim goodwill impairment testing, management reviewed various factors and used a market approach (comparison of financial data for publicly traded companies engaged in similar lines of business) to determine whether impairment exists. Based on this evaluation, it was determined that the goodwill was impaired. The impairment was, in part, due to decreased values of comparable companies. The implied value of goodwill was $5,704,000 compared to carrying value of $10,585,000, indicating an impairment of $4,881,000. The additional impairment loss was charged to operations during the three months ended December 31, 2007. In total an impairment loss of $8,278,451 was charged to operations during the year ended December 31, 2007.

NOTE 8. DEBT FINANCINGS

Debt financings consist of the following as of December 31, 2008

	Principal	Unamortized debt discount	Net
Laurus Revolving Note Due in March 2009	$1,419,263	$(35,006)	$1,384,257
Laurus Convertible Note Due in March 2009	1,500,000	(56,856)	1,443,144
Short term borrowings	950,000		950,000
	$3,869,263	$(91,862)	$3,777,401

Debt financings consist of the following as of December 31, 2007

	Principal	Unamortized debt discount	Net

Laurus Revolving Note Due in March 2009	$1,276,949	$(295,394)	$981,555
Laurus Convertible Note Due in March 2009	1,500,000	(559,768)	940,232
2006 Convertible Debentures, due in December 2007	150,000		150,000
Short Term Borrowings including $50,000 from an officer
and director	970,000		970,000
	$3,896,949	$(855,162)	$3,041,787

Laurus Convertible and Non Convertible Financings

On February 14, 2006, the Company entered into a Security Agreement, dated February 10, 2006 with Laurus Master Fund, Ltd ("Laurus"). Under the Security Agreement, Laurus purchased from the Company a Secured Convertible Note from the Company with a maturity date of February 10, 2009 (the "Laurus Convertible Note") in the aggregate principal amount of $1,500,000 and a Secured Non-Convertible Revolving Note ("Laurus Revolving Note"), in the aggregate principal amount of $1,500,000. The Laurus Convertible Note and the Laurus Revolving Note are collectively the "Laurus Notes". In 2009, the maturity date was extended to march 31, 2009. See Note 15.The Company's ability to receive financing under the Laurus Notes is based on an advance rate equal to 90% of eligible accounts receivable, as defined.

However, Laurus has agreed to provide the Company an over advance until July 30, 2007 and the over advance feature was extended in 2007. Through December 31, 2007 $1,500,000 was advanced for the Laurus Convertible Note and $1,276,949 was outstanding for the Laurus Revolving Note. The Laurus Convertible Note has a three-year term, and bears interest at 1% above the prime rate, with a minimum interest rate of 8%. Laurus has the option, at any time until February 9, 2009 to convert all or any portion of the Laurus Convertible Note and accrued interest into shares of the Company's common stock at a conversion price of $0.91 per share. The Company has the option, to repay the Laurus Convertible Note by paying Laurus the principal amount, accrued interest and a certain redemption premium, as defined.

The Laurus Revolving Note has a three-year term and bears interest at 1% above the prime rate, with a minimum interest rate of 8%.

In connection with the Laurus Notes, the Company issued to Laurus an option (the "Laurus Option") to purchase up to 4,256,550 shares of the Company's common stock at an exercise price of $0.001 per share. Additionally, the Company and Laurus entered into a registration rights agreement (the " Laurus Registration Rights Agreement") covering the registration of common stock underlying the Laurus Convertible Note and the Laurus Option.

The Company's obligations under the Laurus Notes are secured by first liens on all assets of the Company, and Laurus may accelerate all obligations under the Laurus Notes upon an event of default.

The Company allocated the $1,500,000 of proceeds from the Laurus Convertible Note based on the computed relative fair values of the debt and stock instruments issued. The Laurus Options were valued using a Black-Scholes option-pricing model with the following assumptions: (1) common stock fair value of $0.95 per share (2) expected volatility of 71.26%, (3) risk-free interest rate of 4.59%, (4) life of 10 years and (5) no dividend, which resulted in a fair value of $2,569,546 for the Laurus Options. The resulting relative fair value of the Laurus Options was $918,923. Accordingly, the resulting relative fair value allocated to the debt component of $511,577 was used to measure the intrinsic value of the embedded conversion option of $1,054,357 which resulted in a beneficial conversion feature of $511,577 recorded to additional paid-in capital. The aggregate amounts allocated to the Laurus Options and beneficial conversion feature, of $1,430,500 were recorded as a debt discount at the date of issuance of the Laurus Convertible Notes and are being amortized to interest expense using the interest method over the three-year term. For the years ended December 31, 2008 and 2007, $502,912 and $499,544, respectively, of debt discount was accreted and recorded as amortization of debt discounts.

The Company allocated the $1,028,000 of proceeds from the Laurus Revolving Note based on the computed relative fair values of the debt and Laurus Options. The Laurus Options were valued using a Black-Scholes option-pricing model with the following assumptions: (1) common stock fair value of $0.95 per share (2) expected volatility of 71.26%, (3) risk-free interest rate of 4.59%, (4) life of 10 years and (5) no dividend, which resulted in a fair value of $1,471,494 for the options. The resulting relative fair value of the Laurus Options was $513,820. Accordingly, the resulting relative fair value allocated to the debt component was $275,680. The aggregate amount allocated to the options of $513,820 was recorded as a debt discount at the date of issuance of the Laurus Notes and are being amortized to interest expense using the interest method three-year term. For the year ended December 31, 2008 and 2007, $260,388 and $177,709, respectively, of debt discount was accreted and recorded as amortization of debt discounts.

Transaction fees of $139,000 paid to Laurus and its affiliates in connection with the Laurus Notes were netted against the proceeds and considered in the calculation of the beneficial conversion feature and accreted over the term of notes. Financing costs of $20,696 paid to third parties associated with the Laurus Notes are included as debt issuance costs in other assets and amortized over the term of the debt.

The Company utilized approximately $1.9 million of the initial borrowing from Laurus to repay all amounts owed under all amounts owed pursuant a debenture.

In October 2007, the Company and Laurus entered into an extensions agreement (the “Extension Agreement’). The Extension Agreement provides for the extension of the over advance feature until February 2009. However, the over advance amount will reduce by $5,000 each month from November 2007 to February 2008 and by $50,000 each month starting March of 2008.  The Company paid $15,000 fees to Laurus for the extension and the amount was charged to operations as amortization of debt issuance cost during the year ended December 31, 2007.

In 2008, the Company and Laurus entered into two waiver/ amendment agreements, pursuant to which Laurus waived the Company’s non compliance of certain terms of the Security Agreement including the Company’s decision to stop periodic filing reports with the Securities and Exchange Commission. In exchange for the waivers the Company issued Laurus 1,000,000 shares of its common stock. In addition, the Company agreed to pay Laurus additional interest of 3.5% on the outstanding loan balance from June 1, 2008. The additional interest will be payable to Laurus upon maturity of the credit facility in March 2009.

2006 Convertible Debentures

In 2006, the Company sold eight Convertible Debentures (the " 2006 Convertible Debentures") in the face amount of $800,000 to six individuals (the "Debenture Holders" or a "Debenture Holder") including $150,000 face value to an officer and director, and $50,000 face value to a stockholder of the Company. The 2006 Convertible Debentures bear interest at 8% and were for a term of three months. At the option of the Debenture Holders, the 2006 Convertible Debentures can be converted into shares of the Company's common stock at a conversion price of $.50 per share. In connection with the sale, the Company issued warrants to three Debenture Holders to acquire an aggregate of 750,000 shares of its common stock with a nominal exercise price. The warrants expire in three years from the date of issuance. The remaining three Debenture Holders received an aggregate of 225,000 shares of the Company's common stock as additional consideration.

The Company used part of the proceeds from the sale of the 2006 Debentures to repay $500,000 due to the Macrocom Investors, LLC ("Macrocom") pursuant to a debenture issued in July of 2005.

The Company allocated the $800,000 of proceeds received from the 2006 Convertible Debentures to debt, warrants and stock instruments issued based on the then computed relative fair values. The fair value of the shares issued was $168,750 which resulted in a relative fair value of $103,271. The warrants issued were valued using a Black-Scholes option-pricing model with the following assumptions: (1) common stock fair value of $0.75 per share (2) expected volatility of 71.26%, (3) risk-free interest rate of 4.86%, (4) life of 3 years and (5) no dividend, which resulted in a fair value of $198,901 and a relative fair value of $133,969. Additionally, the resulting relative fair value allocated to the debt component was used to measure the intrinsic value of the embedded conversion option of the 2006 Convertible Debentures which resulted in a beneficial conversion feature with a fair value of $444,010. The relative fair value of $305,990 was recorded to additional paid-in capital. The value of the beneficial conversion feature was limited to the amount of the proceeds allocated to the debt component of the 2006 Convertible Debentures. The aggregate amounts allocated to the warrants, stock instruments and beneficial conversion feature, of $543,220 were recorded as a debt discount at the date of issuance of the 2006 Convertible Debentures and were amortized to interest expense using the interest method over the originally stated term of the 2006 Convertible Debentures. During the year ended December 31, 2007, $14,823 of discount was accreted and recorded as amortization of debt discounts and debt issuance costs included in the accompanying consolidated statements of operations.

The Company repaid one 2006 Convertible Debenture in the face amount of $100,000. The Company and the Debenture holders agreed to extension of the term of duration by months on two occasions in 2006.

In January and February of 2007, the Company repaid five of the seven 2006 Convertible Debentures in the aggregate face amount of $500,000. In December 2006, the Company and the officer and director and the stockholders agreed to extend the term of two of 2006 Convertible Debentures in the face amount of $200,000 to April 30, 2007. The term of the Convertible Debenture due to the officer and director was extended to December 31, 2007 and was repaid in 2008. In August 2007, the Company and the stockholder entered into an agreement to convert $50,000 face amount of 2006 Convertible Debentures into shares of the Company’s common stock as described below.

Stockholder Convertible Debenture

On June 8, 2006, the Company sold a Convertible Debenture in the face amount of $150,000 to a stockholder (the "Stockholder Convertible Debenture"). The Stockholder Convertible Debenture bears interest at 8% and was due on August 4, 2006. At the option of the holder, the Stockholder Convertible Debenture can be converted into shares of the Company's common stock at a conversion price of $.50 per share. In connection with the sale, the Company issued 300,000 shares of its common stock as additional consideration.

The Company allocated the $150,000 of proceeds received from the Stockholder Convertible Debenture based on the computed relative fair values of the debt and stock instruments issued. The fair value of the common stock issued was $105,000 which resulted in a relative fair value of $61,764. Additionally, the resulting relative fair value allocated to the debt component was used to measure the intrinsic value of the embedded conversion option of the Stockholder Convertible Debenture which resulted in a beneficial conversion feature of $16,765 recorded to additional paid-in capital. The aggregate amounts allocated to the stock instruments and beneficial conversion feature, of $78,529 were recorded as a debt discount at the date of issuance of the Stockholder Convertible Debenture and are being amortized to interest expense using the interest method over the stated term of the Stockholder Convertible Debenture. During the year s ended December 31, 2006, $78,529, of debt discount was accreted and recorded as amortization of debt discounts. In August 2006, the Company and the stockholder agreed to extend the maturity of the Stockholder Convertible Debenture to December 15, 2006 without any additional consideration. In December 2006, the Company and the stockholder agreed to further extend the maturity of the Stockholder Convertible Debenture to April 30, 2007 without any additional consideration.

In August 2007, the Company entered into an Agreement to Convert (the “Agreement”) with Fred Nazem, a stockholder. Pursuant to this Agreement, the stockholder agreed to convert $218,882 due to him in outstanding convertible debentures and accrued interest of $18,882 into 5,472,050 shares of common stock, which includes 4,900,394 shares as an inducement for conversion. The principal amount of $200,000 consisted of $150,000 of Stockholder Convertible Debenture and $50,000 of 2006 Convertible Debenture. The fair value of the inducement to convert approximated $539,000 and was charged to operations during the year ended December 31, 2007 as debt inducement costs.

Short Term Borrowings

During the year ended December 31, 2007, the Company borrowed an aggregate of $1,170,000 from five individuals, including $50,000 from an officer and director and repaid $200,000 of that prior to December 31, 2007. The amount outstanding as of December 31, 2007 is $970,000 and is due at various dates between January and February 2008. In January and February 2008, the Company repaid an aggregate amount of $620,000. The borrowings are unsecured and bear nominal interest. The Company paid financing costs of $267,005 to third parties and lenders and this amount is being amortized over the term of the borrowings. In 2007, $267,005 was charged to operations as amortization of debt issuance costs. With respect to the borrowings from the officer and director the Company did not pay any financing costs.

In connection with the borrowings, the Company issued the lenders warrants to acquire an aggregate of 890,000 shares of the Company’s common stock. The warrants expire in three years from the date of issuance. The relative fair value of the warrants approximated $68,668 and was recorded as additional discount and is being amortized over the borrowings. For the year ended December 31, 2007, $68,668, of debt discount was accreted and recorded as amortization of debt discounts. With respect to the borrowings from the officer and director, the Company did not issue any warrants.

During the nine months ended September 30, 2008 the Company borrowed an aggregate of $1,110,000 from four individuals and repaid $510,000 of that prior to December 31, 2008. The borrowings included $150,000 from an officer and director and the amount was repaid prior to December 31, 2008. The aggregate amount of 2007 and 2008 short term borrowings outstanding as of December 31, 2008 is $950,000. The borrowings outstanding at December 31, 2008 are due at various dates between January and February 2009. The borrowings are unsecured and bear nominal interest. The Company paid financing costs of $627,873 to third parties and lenders and this amount is being amortized over the term of the borrowings. During the year ended December 31, 2008, $627,873 was charged to operations as amortization of debt issuance costs. With respect to the borrowings from the officer and director the Company did not pay any financing costs. The Company repaid all the amounts due at December 31, 2008 subsequent to the year end.

NOTE 9. STOCKHOLDERS' EQUITY

In October 2006, the Company's board of directors approved an amendment to the Certificate of Incorporation to increase the number authorized common stock to 200 million shares. The change became effective on November 16, 2006 following a written consent of the shareholders.

During the year ended December 31, 2007, the Company entered into a placement agency agreement with an unaffiliated entity and a consulting agreement with an unaffiliated individual. Pursuant to the agreements, the Company issued an aggregate of 640,000 shares of its common stock. The fair value of the shares was $77,600 and was charged to operations as a consulting expense during the year ended December 31, 2007.

In July 2007, the Company sold an aggregate of 11,250,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”) to four investors, for an aggregate purchase price of $450,000, including $100,000 from Fred Nazem, a stockholder of the Company.

In July and August 2007, Laurus Master Fund, Ltd. (“Laurus”) exercised 3,702,268 of its warrants on a cashless basis, and Laurus was issued 3,667,111 shares of the Company’s common stock.

Warrants

Outstanding warrant securities consist of the following at December 31, 2008

		Exercise
		Price	Expiration
Laurus Warrants	554,282	$0.001	See (1)
2006 Private Placement	1,350,000	$0.01	April to November 2009
2007 Short Term Financing	890,000	$0.01	April to November 2010
Others	312,500	$0.82	June 2011
	3,106,782

Outstanding warrant securities consist of the following at December 31, 2007

		Exercise
		Price	Expiration
Laurus Warrants	554,282	$0.001	See (1)
Macrocom	1,000,000	$1.50	July 2008
Cornell	560,000	$0.40	July 2008
2006 Private Placement	1,350,000	$0.01	April to November 2009
2007 Short Term Financing	890,000	$0.01	April to November 2010
Legacy Warrants	1,966,137	$0.15 to $1.50	December 2008 to June 2011
	6,320,419

(1) No expiration.

NOTE 10. STOCK-BASED COMPENSATION

As a result of the Share Exchange, on March 3, 2005, the Board of Directors adopted the 2005 Stock Option and Grant Plan (the "Plan") pursuant to which 9,000,000 shares of common stock were reserved for issuance upon exercise of options. The purpose of the Plan is to encourage and enable the employees, directors and consultants of the Company upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Plan became effective on April 19, 2005.

From time to time, the Company issues stock-based compensation to its officers, directors, employees and consultants. The maximum term of options granted is generally 10 years and generally options vest over a period of one to four years. However, the Board of Directors of the Company may approve other vesting schedules. The Company has issued options to employees and non-employees under stock option agreements. Options may be exercised in whole or in part.

The exercise price of stock options granted is generally the fair market value of the Company's common stock as determined by the Board of Directors on the date of grant, considering factors such as the sale of stock, results of operations, and consideration of the fair value of comparable private companies in the industry.

The fair value of each stock option award is estimated using a Black-Scholes option pricing model based on the assumptions in the table below. The assumption for expected term is based on evaluations of expected future employee exercise behavior. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected term at the grant date. The historical volatility of comparables companies' stock is used as the basis for the volatility assumption. The Company has never paid cash dividends, and does not currently intend to pay cash dividends, and thus assumed a 0% dividend yield. The Company did not grant any stock options during the years ended December 31, 2008 and 2007.

The following is a summary of the Company's stock option activity for the years ended December 31, 2008 and 2007:

		Weighted Average	Weighted Average
	Options	Exercise Price	Fair Value

Outstanding, December 31, 2006	7,100,085	$0.41	$0.27

Options granted
Options exercised
Options cancelled	(875,000)	0.35	0.22

Outstanding, December 31, 2007	6,225,085	0.41	0.29

Options granted
Options exercised
Options cancelled	(175,000)	0.35	0.22

Outstanding, December 31, 2007	6,050,085	$0.42	$0.28

Exercisable, December 31,2008	5,067,793	$0.41	$0.27

The following table summarizes information about stock options outstanding and exercisable at December 31, 2008

	Outstanding			Exercisable
Range of Exercise Price	Average Number of Options	Weighted Exercise Price	Remaining Contractual Life	Average Number of Options	Weighted Exercise Price	Remaining Contractual Life
$0.15 to $0.34	2,575,085	$0.15	5.0	2,575,085	$0.15	5.0
$0.35 to $0.50	2,675,000	$0.35	7.6	1,783,333	$0.35	7.6
$0.51and above	800,000	$1.51	6.4	709,375	$1.51	6.4
	6,050,085	$0.42	6.3	5,067,793	$0.41	6.1

Nonvested share activity under the Plans was as follows:

	Options	Average Grant Date Fair Value
Nonvested at December 31, 2007	2,065,625	$0.26
Granted
Vested	(891,667)	$0.22
Cancelled	(191,666)	$0.22
Nonvested at December 31, 2008	982,292	$0.30

As of December 31, 2008, the unvested portion of share-based compensation expense attributable to employees and directors stock options and the period in which such expense is expected to vest and be recognized is as follows:

Year ending December 31, 2009	132,966
$132,966

As of December 31, 2008 options outstanding and vested did not have any intrinsic value.

11. COMMITMENTS AND CONTINGENCIES

Leases

The Company leases two office spaces under operating leases. The future minimum cash commitments as of December 31, 2008 under such operating leases are as follows:

2009	150,125
2010	142,058
2011	138,997
2012	92,665
$523,845

As discussed in Note 13, the Company subleased certain office space under an agreement with UCA Global, Inc. ("Global"), whereby the Company paid rent based on the proportion of square footage occupied by the Company in the Global office facility. Pursuant to entering into a lease for a new office premises, the Company has terminated the sublease arrangement effective June 2007.

Rent expense incurred with Global during the year ended December 31, 2007 was $63,750 and is included in selling, general and administrative expense on the accompanying statements of operations. Rent expense inclusive of rent paid to Global was $147,000 and $157,000 for the years ended December 31, 2008 and 2007, respectively

The Company has an employment agreement with an officer which expired in May 2008, subject to automatic successive one year renewals unless either the Company or the employee gives notice of intention not to renew the agreement. The agreement provides for an annual base salary of $150,000, with specified annual increases to the base salary. Pursuant to the employment agreement, if the Company terminates the officer's employment without cause or good reason, as defined in the employment agreement, the Company will be obligated to pay a termination benefit equal to the remaining annual base salary during the initial term of the employment agreement. In June of 2008, the Company entered into a new employment agreement with the officer for a term of three years. The new agreement provided for an annual base salary of $250,000 with specified increases and bonus based on the Company’s financial performance. .. Pursuant to the new employment agreement, if the Company terminates the officer's employment without cause or good reason, as defined in the new employment agreement, the Company will be obligated to pay a termination benefit equal to the remaining annual base salary during term of the new employment agreement

NOTE 12. RELATED PARTY TRANSACTIONS

Loans and advances payable to stockholders, officer and director on the accompanying consolidated balance sheet at December 31, 2007 represent amounts owed to stockholders and directors of the Company for advances of cash provided to the Company. Convertible debentures payable to stockholders, officers and director represent amounts received by the Company pursuant to a financing arrangement (see Note 8).

The Company subleased certain office space and incurs occupancy related costs under an agreement with UCA Global, Inc. ("Global"), an entity affiliated with a shareholder of the Company, whereby the Company paid rent and other occupancy costs based on the proportion of square footage occupied by the Company in the Global's office facility. Rent and occupancy expenses incurred by the Company under this agreement, which commenced on May 20, 2005, during the years ended December 31, 2007 was $63,750 and is included in selling, general and administrative expense on the accompanying statements of operations.

NOTE 13. INCOME TAXES

A reconciliation of the statutory U.S. federal income tax rate to the Company's effective tax was as follows:

	2008	2007
Statutory U.S. rate	34.0%	34.0%
Non deductible expenses	(49.9%)	(31.7%)
Effect of valuation allowance	15.9%	(2.3%)
Total income tax expense (benefit)	0.0%	0.0%

Significant components of the Company's future tax assets at December 31, 2008 and 2007 are as follows:

	2008	2007
Operating loss carryforwards	$2,735,000	$2,881,000
Reserves and allowances	104,000	167,000
Valuation allowance	(2,839,000)	(3,048,000)
Net deferred tax assets	$--	$--

The Company had net operating loss carryforwards of approximately $8,043,000 at December 31, 2008, which expire through 2027. The tax benefit of these losses has been completely offset by a valuation allowance due to the uncertainty of its realization. Internal Revenue Code Section 382 provides for limitations on the use of net operating loss carryforwards in years subsequent to a more than 50% change in ownership (as defined by Section 382), which limitations can significantly impact the Company's ability to utilize its net operating loss carryforwards. As a result of the sale of the shares in private offering and issuance of shares for acquisition and other transactions, and changes in ownership may have occurred which might result in limitations on the utilization of the net operating loss carryforwards. The extent of any limitations as a result of changes in ownership has not been determined by the Company.

NOTE 14. SUBSEQUENT EVENTS (unaudited)

On March 12, 2009, NetFabric Holdings, Inc. (the “Company”), along with its wholly owned subsidiary, NetFabric Technologies, Inc., d/b/a UCA Services, Inc. (“UCA”) entered into a Convertible Note Purchase Agreement with Fortify Infrastructure Services, Inc. (“Fortify). Pursuant to the Convertible Note Purchase Agreement, Fortify purchased a Secured Convertible Promissory Note (the “Note”) from UCA in the principal amount of $5 million with the Company being a guarantor for UCA’s borrowings.

The Note has a six-month term, and bears interest at 8% per annum, compounded annually. The Note is secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company. At the exclusive option of Fortify, Fortify may convert the entire principal amount of, and accrued and unpaid interest on, the Note into shares of Series A Preferred Stock of UCA.  The conversion price shall be at a price equal to the price per share reflecting a valuation of UCA equal to $5 million, on an as-converted basis.

Fortify, UCA and the Company also entered into a Credit Agreement whereby Fortify agreed to provide UCA a revolving line of credit of up to $1 million for working capital purposes. Amounts borrowed under the line of credit are secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company.

Fortify, UCA and the Company also entered into an Option and Purchase Agreement (“Option Agreement’). Pursuant to the Option Agreement, Fortify has an option to acquire all of the outstanding shares of common stock of UCA upon on effectiveness of the Company’s Definitive Schedule 14 C Information Statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with certain actions taken by the written consent of holders of a majority of the Company’s outstanding common stock approving the terms of the Option Agreement, Fortify will exercise the option. Upon exercise of the Option by Fortify, the Company will (a) receive an aggregate purchase price of $500,000, less the amount of accrued and unpaid interest, if any, on the Note, and (b) be released from the guaranty obligations of the Note. The Company and certain employees of UCA will also be eligible to receive earn-out payments in connection with the closing of the Option based upon achievement of certain financial thresholds during a 24-month period.

The Company plans to file a Schedule 14C Information Statement with the SEC shortly after completion of its audit for the years ended December 31, 2007 and 2008.

The Company used approximately $3 million from the proceeds of the Note to repay all amounts owed to Laurus Master Fund. The balance of the proceeds will be used for repayment of debt, other payables and for working capital purposes.

Unaudited Pro Forma Condensed Financial Information

On March 13, 2009, NetFabric Holdings, Inc. (the “Company”), along with its wholly-owned subsidiary, NetFabric Technologies, Inc., d/b/a UCA Services, Inc. (“UCA”) entered into a Convertible Note Purchase Agreement dated March 12, 2009 with Fortify Infrastructure Services, Inc. (“Fortify). Pursuant to the Convertible Note Purchase Agreement, Fortify purchased a Secured Convertible Promissory Note (the “Note”) from UCA in the principal amount of $5 million with the Company being a guarantor for UCA’s borrowings.

The Note has a six-month term, and bears interest at 8% per annum, compounded annually. The Note is secured by (i) all of the assets of UCA and the Company and (ii) all of the equity securities of UCA currently owned or hereafter acquired by the Company. At the exclusive option of Fortify, Fortify may convert the entire principal amount of and accrued and unpaid interest on the Note into shares of Series A Preferred Stock of UCA.  The conversion price shall be at a price equal to the price per share reflecting a valuation of UCA equal to $5 million, on an as-converted basis.

Fortify, UCA and the Company also entered into an Option and Purchase Agreement (“Option Agreement’). Pursuant to the Option Agreement, Fortify has an option to acquire all of the outstanding shares of common stock of UCA. Upon effectiveness of the Company’s Definitive Schedule 14 C Information Statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with certain actions taken by the written consent of holders of a majority of the Company’s outstanding common stock approving the terms of the Option Agreement, Fortify will exercise the option. Upon exercise of the Option, the Company will be released from the guaranty obligations of the Note. Fortify will pay the Company $500,000 one year from the date the option is exercised. In addition, Fortify will pay additional amounts to the Company and certain employees of UCA based on UCA’s performance during the periods specified in the Option Agreement.

The following unaudited pro forma condensed financial information sets forth certain historical financial information of the Company on an unaudited pro forma basis after giving effect to the disposition of UCA. It also gives effect on a pro forma the use of sale proceeds by the Company to repay its debt.

The proforma does not give effect for any additional consideration and excludes payments related to potential earnouts or other purchase price adjustment.

Subsequent to the disposition of UCA, on a pro forma basis, the Company will have total assets of $879,018 and total liabilities of $905,502. The principal assets will be cash from the disposition. The liabilities consists of accruals and payable from recurring operations and $132,000 accruals and payables from the Company’s discontinued VoIP operations.

The accompanying pro forma balance sheet gives effect to the Company’s disposition of UCA as if such disposition occurred on December 31, 2008.

For the purposes of pro forma information, the Company’s statement of operations for the year ended December 31, 2008 has been adjusted on a pro forma basis as if the UCA disposition occurred on January 1, 2008.

The unaudited pro forma combined condensed financial information has been included as required and allowed by the rules the SEC and is presented for illustrative purposes only and not necessarily indicative of the financial position or operating results that would have occurred had the disposition of UCA been completed at the beginning of the period or on the date indicated, nor is it necessarily indicative of future financial position or operating results.

PRO FORMA CONSOLIDATED BALANCE SHEET

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED
December 31, 2008

	Historical	UCA Disposition Adjustments		Pro forma
ASSETS

CURRENT ASSETS:
Cash	$1,317,510	$(474,699)	(1,2 and 3)	$842,811
Trade accounts receivable, net	3,027,795	(3,008,934)	(1)	18,861
Prepaid expenses and other current assets	151,595	(151,595)	(1)	-

Total current assets	4,496,900	(3,635,228)		861,672

Property and equipment, net	132,337	(114,991)	(1)	17,346
				-
Goodwill	5,704,000	(5,704,000)	(1)	-
				-
Other intangibles, net	456,564	(456,564)	(1)	-
				-
Other assets	22,921	(22,921)	(1)	-

TOTAL ASSETS	$10,812,722	$(9,933,704)		$879,018

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Short term borrowings	$950,000	$(950,000)	(2)	-
Accounts payable and accrued liabilities	4,697,074	(3,791,572)	(1)	905,502
Accrued compensation	612,526	(612,526)	(1 and 2)	-
Deferred revenues and customer advances	1,622,227	(1,622,227)	(1)	-
Convertible note, net of unamortized discount	1,443,144	(1,443,144)	(2)	-
Revolving note, net of unamortized discount	1,384,257	(1,384,257)	(2)	-

Total current liabilities	10,709,228	(9,803,726)		905,502

Total liabilities	10,709,228	(9,803,726)		905,502

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY :
Common Stock, $.001 par value, authorized shares 200,000,000, 97,053,044 and 96,053,044 shares issued and outstanding, respectively	97,053			97,053
Additional paid-in capital	38,110,162			38,110,162
Accumulated deficit	(38,103,721)	(129,978)	(3)	(38,233,699)
				-
Total stockholders' equity (deficit)	103,494	(129,978)		(26,484)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$10,812,722	$(9,933,704)		$879,018

See accompanying notes to pro forma financial statements.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NETFABRIC HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED

For the year ended December 31, 2008	Historical	UCA Disposition Adjustments		Pro forma

Revenues	$24,229,023	$(24,229,023)	(4)	$-

OPERATING EXPENSES:
Direct employee compensation and
consultant expenses (includes share based compensation
of $34,598)	19,071,378	(19,036,780)	(4)	34,598
Selling, general and administrative expenses (includes
share based compensation of $233,624)	4,026,688	(3,324,314)	(4)	702,374
Depreciation and amortization	287,422	(273,143)	(4)	14,279
Total operating expenses	23,385,488	(22,634,237)		751,251

Income (loss) from operations	843,535	(1,594,786)		(751,251)

OTHER INCOME / (EXPENSE):

Amortization of debt discounts	(763,300)	763,300	(5)
Amortization of debt issuance costs	(627,873)	627,873	(5)
Interest and bank charges	(372,654)	372,654	(5)

Total other income / (expense)	(1,763,827)	1,763,827		-

Loss before provision for income taxes	(920,292)	169,041		(751,251)

Provision for income taxes	-	-

NET LOSS	$(920,292)	$169,041		$(751,251)

Net loss per common share, basic and diluted	$(0.01)			$(0.01)

Weighted average number of shares outstanding, basic and diluted	96,837,197			96,837,197

Note to Unaudited Pro Forma Condensed Financial Information

(1)	To eliminate UCA’s assets and liabilities.

(2)
To adjust receipt of sales proceeds of $5,000,000 and related payments of expenses, debt and accrued expenses. Out of the proceeds the Company repaid $2,919,623 (including unamortized discount of $91,862) due under Convertible note and Revolving note due. The Company also repaid $950,000 of its Short term borrowing. Transaction with Fortify resulted in expenses of $90,000 for the transaction and in addition the Company paid $198,000 of accrued expenses.

(3)	To eliminate UCA’s equity, record transaction related expenses and the gain of $51,884 from the disposition of UCA.

Operating assets of UCA disposed	$4,615,877
Operating liabilities of UCA disposed	(5,828,325)
Goodwill and intangibles disposed	6,160,564
Net assets disposed	4,948,116

Sale proceeds	5,000,000
Gain on disposal	$51,884

(4)	To eliminate UCA’s revenues and operating costs.

(5)	To eliminate debt discount, interest and amortization of debt issuance costs pursuant to repayment of debt from the proceeds.

REQUIRED VOTES

The Transactions were approved pursuant to the Written Consent. No further vote is required to approve the Transactions.  The Information Statement will become effective following the twentieth (20) day after the mailing to the stockholders of the Company.  The Stock Acquisition will be consummated no later than three business days following exercise of the Option by Fortify, which will occur within two business days following receipt of written notification from the Company certifying the effectiveness of the Information Statement.

VOTES OBTAINED

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class
Jeffrey Robinson	4,832,476	5.0%
Fred Nazem	16,687,315	17.2%
Fred F. Nazem Children’s Trust	6,592,212	6.8%
Fahad Syed	6,731,731	6.9%
Laurus Master Fund	4,667,111	4.8%
Mohamed Asif	13,238,462	13.6%
Macrocom Investors LLC	1,601,000	1.6%
Michael Millon	320,000	0.3%
Total	54,670,307	56.3% %

INTEREST OF CERTAIN PERSONS IN FAVOR OF OR IN OPPOSITION TO THE TRANSACTION

Certain directors and officers of the Company may accept terms of employment with UCA promptly following the Stock Acquisition. In addition, Fahad Syed, the Company’s Chief Executive Officer may receive cash compensation in connection with earn-out payments under the Option Agreement. Other than the aforementioned, no officer or director will receive any direct or indirect benefit from the Company’s proposed Transactions.

By Order of the Board of Directors

Fahad Syed, Chairman of the Board of Directors and Chief Executive Officer